                                                                     EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            WEST PALM BEACH DIVISION

IN RE:                                          CHAPTER 11

U.S. PLASTIC LUMBER CORP.;                      JOINTLY ADMINISTERED UNDER
U.S. PLASTIC LUMBER LTD. d/b/a                  CASE NO. 04-33579-BKC-PGH
U.S. PLASTIC LUMBER, INC. =
WORLDWIDE; THE EAGLEBROOK
GROUP, INC.; U.S. PLASTIC LUMBER
FINANCE CORPORATION; AND
U.S. PLASTIC LUMBER IP CORPORATION,

               DEBTORS._______________/_______________

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                             UNDER CHAPTER 11 OF THE
                          UNITED STATES BANKRUPTCY CODE

RICE PUGATCH ROBINSON & SCHILLER, P.A.            STICHTER, RIEDEL, BLAIN & PROSSER, P.A.
Lisa M. Schiller, Esq. (Florida Bar No. 984426)   Charles A. Postler, Esq. (Florida Bar No. 455318)
848 Brickell Avenue, Suite 1100                   110 East Madison Street, Suite 200
Miami, Florida  33131                             Tampa, Florida 33602
PH  (305) 379-3121                                PH  (813) 229-0144
FAX (305) 379-4119                                FAX (813) 229-1811
Co-Counsel for Debtors and Debtors in Possession  Counsel for Debtors and Debtors in Possession

Chicago, Illinois
Dated as of May 23, 2005

                                TABLE OF CONTENTS

ARTICLE 1    INTRODUCTION.................................................................................    1

ARTICLE 2    DEFINED TERMS; RULES OF CONSTRUCTION.........................................................    2
      2.1    Defined Terms................................................................................    2
      2.2    Rules of Construction........................................................................   29

ARTICLE 3    TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS,..................................................   30
             PRIORITY TAX CLAIMS, AND DIP LOAN CLAIMS.....................................................   30
      3.1    Administrative Expense Claims................................................................   30
      3.2    Priority Tax Claims..........................................................................   31
      3.3    DIP Loan Claims..............................................................................   31

ARTICLE 4    DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS........................................   32
      4.1    Class 1: Priority Claims.....................................................................   32
      4.2    Class 2: Secured Claims and Other Claims of AMPAC............................................   32
      4.3    Class 3: Secured Claims and Other Claims of Halifax..........................................   32
      4.4    Class 4: Secured Claims and Other Claims of CIT..............................................   32
      4.5    Class 5: Secured Claims and Other Claims of HSBC.............................................   32
      4.6    Class 6: Secured Claims and Other Claims of GE Capital.......................................   32
      4.7    Class 7: Secured Claims and Other Claims of People's Capital.................................   33
      4.8    Class 8: Secured Claims and Other Claims of Siemens..........................................   33
      4.9    Class 9: Other Secured Claims................................................................   33
      4.10   Class 10: Unsecured Convenience Claims.......................................................   33
      4.11   Class 11: Unsecured Claims (Unsecured Claims Not Otherwise Classified).......................   33
      4.12   Class 12: Intercompany Claims................................................................   33
      4.13   Class 13: Subordinated Securities Claims.....................................................   33
      4.14   Class 14: Equity Interests...................................................................   33
      4.15   Class 15: Existing Stock Options.............................................................   33
      4.16   Class 16: Subsidiary Equity Interests........................................................   33

ARTICLE 5    TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS..........................................   34
      5.1    Unclassified Claims..........................................................................   34
      5.2    Class 1:  Priority Claims....................................................................   34
      5.3    Class 2:  Secured Claims and Other Claims of AMPAC...........................................   34
      5.4    Class 3:  Secured Claims and Other Claims of Halifax.........................................   35
      5.5    Class 4:  Secured Claims and Other Claims of CIT.............................................   36
      5.6    Class 5:  Secured Claims and Other Claims of HSBC............................................   37
      5.7    Class 6:  Secured Claims and Other Claims of GE Capital......................................   39
      5.8    Class 7:  Secured Claims and Other Claims of People's Capital................................   40
      5.9    Class 8:  Secured Claims and Other Claims of Siemens.........................................   41
      5.10   Class 9:  Other Secured Claims...............................................................   43
      5.11   Class 10: Unsecured Convenience Claims.......................................................   43
      5.12   Class 11: Unsecured Claims (Unsecured Claims Not Otherwise Classified).......................   43

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
      5.13   Class 12: Intercompany Claims................................................................   44
      5.14   Class 13: Subordinated Securities Claims.....................................................   44
      5.15   Class 14: Equity Interests...................................................................   44
      5.16   Class 15: Existing Stock Options.............................................................   45
      5.17   Class 16: Subsidiary Equity Interests........................................................   45

ARTICLE 6    ACCEPTANCE OR REJECTION OF THE PLAN..........................................................   45
      6.1    Each Impaired Class Entitled to Vote Separately..............................................   45
      6.2    Acceptance by Impaired Classes...............................................................   45
      6.3    Presumed Acceptance of Plan by Unimpaired Classes............................................   46
      6.4    Deemed Non-Acceptance of Plan................................................................   46
      6.5    Impairment Controversies.....................................................................   46

ARTICLE 7    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................................   46
      7.1    Assumption or Rejection of Executory Contracts and Unexpired Leases..........................   46
      7.2    Assumption of Chicago Purchase Option........................................................   47
      7.3    Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases..............   47
      7.4    Inclusiveness................................................................................   47
      7.5    Cure of Defaults.............................................................................   48
      7.6    Claims under Rejected Executory Contracts and Unexpired Leases...............................   48
      7.7    Insurance Policies...........................................................................   48

ARTICLE 8    MEANS OF IMPLEMENTATION OF THE PLAN..........................................................   49
      8.1    General Overview of the Plan Treatment of Claims and Equity Interests........................   49
      8.2    Continued Corporate Existence................................................................   50
      8.3    Effective Date Transactions..................................................................   50
      8.4    Boards of Directors and Executive Officers of the Reorganized Debtors........................   51
      8.5    Amendment of Charter and Bylaws of U.S. Plastic Lumber Corp..................................   52
      8.6    Exit Financing Facility......................................................................   52
      8.7    Chicago Purchase Option Financing Facility...................................................   53
      8.8    Plan Investment Agreement....................................................................   53
      8.9    Issuance of Reorganized Parent Common Stock; Recapitalization of the Reorganized Parent......   53
      8.10   Exemptions from Securities Laws..............................................................   55
      8.11   Continued Public Reporting...................................................................   57
      8.12   Corporate Action.............................................................................   57
      8.13   Section 1146 Exemption.......................................................................   57
      8.14   Pursuit of Unsecured Creditors Trust Actions and Retained Causes of Action...................   58
      8.15   Effectuating Documents; Further Transactions.................................................   59
      8.16   Exclusivity Period...........................................................................   59

ARTICLE 9    PROVISIONS GOVERNING DISTRIBUTIONS...........................................................   59
      9.1    Initial Cash Distributions...................................................................   59

      9.2    Issuance of Note and Security Documents to AMPAC.............................................   60
      9.3    Determination of Claims......................................................................   60
      9.4    De Minimis Distributions as to Allowed Class 11 Unsecured Claims.............................   61
      9.5    Unclaimed Distributions......................................................................   61
      9.6    Transfer of Claim............................................................................   62
      9.7    One Distribution Per Holder..................................................................   63
      9.8    Effect of Pre-Confirmation Distributions.....................................................   63
      9.9    No Interest on Claims or Equity Interests....................................................   63
      9.10   Determination of Voting and Distribution Rights of Holders of Equity Interests...............   63
      9.11   Fractional Shares............................................................................   64
      9.12   Tort Claims..................................................................................   64
      9.13   Compliance with Tax Requirements.............................................................   64

ARTICLE 10   UNSECURED CREDITORS TRUST....................................................................   64
      10.1   Appointment of Unsecured Creditors Trustee...................................................   64
      10.2   Establishment of Unsecured Creditors Trust...................................................   65
      10.3   Irrevocable Trust............................................................................   65
      10.4   Channeling Injunction........................................................................   66
      10.5   Cash Distributions from the Unsecured Creditors Trust........................................   66
      10.6   Distribution of Unsecured Creditors Shares...................................................   67
      10.7   Duties of the Unsecured Creditors Trustee....................................................   67
      10.8   Expenses of the Unsecured Creditors Trust....................................................   68
      10.9   Investment of Funds..........................................................................   68
      10.10  Federal Income Tax Treatment.................................................................   68
      10.11  Termination of Unsecured Creditors Trust.....................................................   68

ARTICLE 11   CONDITIONS PRECEDENT.........................................................................   68
      11.1   Conditions Precedent to Confirmation of the Plan.............................................   68
      11.2   Conditions Precedent to the Effective Date...................................................   69
      11.3   Waiver of Conditions Precedent to Confirmation or the Effective Date.........................   69

ARTICLE 12   DISCHARGE, LIMITATION OF LIABILITY, RELEASE, AND GENERAL INJUNCTION..........................   70
      12.1   Revesting of Property of the Estate in the Reorganized Debtors...............................   70
      12.2   Discharge of Claims and Termination of Equity Interests......................................   70
      12.3   Exculpation from Liability...................................................................   71
      12.4   Release......................................................................................   71
      12.5   General Injunction...........................................................................   72
      12.6   Term of Certain Injunctions and Automatic Stay...............................................   72
      12.7   No Liability for Tax Claims..................................................................   73
      12.8   Regulatory or Enforcement Actions............................................................   73
      12.9   Indemnification Obligations..................................................................   74

ARTICLE 13   RETENTION OF JURISDICTION....................................................................   74

      13.1   General Retention............................................................................   74
      13.2   Specific Purposes............................................................................   74
      13.3   Closing of the Reorganization Cases..........................................................   77

ARTICLE 14   MODIFICATION OF PLAN AND CONFIRMATION OVER OBJECTIONS........................................   77
      14.1   Modification of Plan.........................................................................   77
      14.2   Confirmation Over Objections.................................................................   78

ARTICLE 15   MISCELLANEOUS PROVISIONS.....................................................................   78
      15.1   No Admissions................................................................................   78
      15.2   Revocation or Withdrawal of the Plan.........................................................   78
      15.3   Dissolution of Creditors' Committee..........................................................   79
      15.4   Standard for Approval of the Bankruptcy Court................................................   79
      15.5   Further Assurances...........................................................................   79
      15.6   Headings.....................................................................................   79
      15.7   Notices......................................................................................   79
      15.8   Governing Law................................................................................   80
      15.9   Limitation on Allowance......................................................................   80
      15.10  Estimated Claims.............................................................................   80
      15.11  Consent to Jurisdiction......................................................................   81
      15.12  Setoffs......................................................................................   81
      15.13  Successors and Assigns.......................................................................   81
      15.14  Modification of Payment Terms................................................................   81
      15.15  Entire Agreement.............................................................................   81
      15.16  Severability of Plan Provisions..............................................................   82
      15.17  Confirmation Order and Plan Control..........................................................   82
      15.18  Plan Supplement..............................................................................   82
      15.19  Computation of Time..........................................................................   82

                            INDEX TO EXHIBITS TO PLAN

EXHIBIT A - Assumed Contracts

EXHIBIT B - Chicago Purchase Option Financing Facility Commitment Letter

EXHIBIT C - CIT Retained Equipment

EXHIBIT D - Exit Financing Facility Commitment Letter

EXHIBIT E - HSBC Retained Equipment

EXHIBIT F - Plan Investment Agreement

EXHIBIT G - Rejected Contracts

EXHIBIT H - Reorganized Parent Bylaws

EXHIBIT I - Reorganized Parent Charter

EXHIBIT J - Reorganized Parent Stock Option Plan

EXHIBIT K - Siemens Retained Equipment

EXHIBIT L - Unsecured Creditors Trust Agreement

EXHIBIT M - Pro Forma Recapitalization of the Reorganized Parent

                                    ARTICLE 1
                                  INTRODUCTION

      U.S. Plastic Lumber Corp. and its subsidiaries, U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc., U.S. Plastic Lumber Finance Corporation, and U.S. Plastic Lumber IP Corporation, the Debtors and Debtors in Possession in the Reorganization Cases, hereby propose the following Plan for the reorganization of the Debtors and the resolution of the outstanding Claims against and Equity Interests in the Debtors pursuant to the provisions of Chapter 11 of the Bankruptcy Code and request Confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code. Capitalized terms used herein shall have the meanings ascribed to such terms in Article 2.1 of the Plan. The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code.

      Under Section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from the Holder of a Claim or Equity Interest until such time as the Debtors' Disclosure Statement has been approved by the Bankruptcy Court and distributed to Holders of Claims and Equity Interests. The Debtors' Disclosure Statement was approved by the Bankruptcy Court in the Disclosure Statement Approval Order dated , 2005, and has been distributed simultaneously with the Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, (a) a discussion of the Debtors' history, businesses, properties, and operations, (b) projections for the Debtors' future operations, (c) a summary of significant events which have occurred to date in the Reorganization Cases, (d) a summary of the means of implementing and funding the Plan, including the securities to be issued under the Plan, and (e) the procedures for voting on the Plan. No materials, other than the accompanying Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan. ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

      Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article 14 of the Plan, the Debtors expressly reserve the right to alter, amend, modify, revoke or withdraw the Plan, one or more times, prior to the Plan's substantial consummation.

      NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, UNLESS OTHERWISE STATED, ALL STATEMENTS IN THE PLAN AND IN THE ACCOMPANYING DISCLOSURE STATEMENT CONCERNING THE HISTORY OF THE DEBTORS' BUSINESSES, THE PAST OR PRESENT FINANCIAL CONDITION OF THE DEBTORS, THE PROJECTIONS FOR THE FUTURE FINANCIAL PERFORMANCE OF THE DEBTORS, TRANSACTIONS TO WHICH THE DEBTORS WERE OR ARE PARTY, OR THE EFFECT OF CONFIRMATION OF THE PLAN ON HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ARE ATTRIBUTABLE EXCLUSIVELY TO THE DEBTORS AND NOT TO ANY OTHER PARTY.

      THE PLAN AND THE DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING OR SELLING OR TRANSFERRING SECURITIES OF U.S. PLASTIC LUMBER CORP. SHOULD EVALUATE THE PLAN AND THE DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

                                    ARTICLE 2
                      DEFINED TERMS; RULES OF CONSTRUCTION

2.1 DEFINED TERMS.

      2.1.1 As used in the Plan, the following terms (which appear in the Plan as capitalized terms) shall have the meanings set forth below:

            "2600 ROOSEVELT" means 2600 Roosevelt Associates, L.L.C., an Illinois limited liability company.

            "ADMINISTRATIVE EXPENSE" means (a) any cost or expense of administration of the Reorganization Cases that is allowed under Section 503(b) or 507(a)(1) of the Bankruptcy Code, to the extent the party claiming any such Administrative Expense files an application, motion, request or other Bankruptcy Court-approved pleading seeking such expense in the Reorganization Cases on or before the applicable Administrative Expense Claims Bar Date, including (i) any actual and necessary costs and expenses of preserving the Estate or operating the businesses of the Debtors (including wages, salaries, or commissions for services rendered) incurred on or after the Petition Date, (ii) any Postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in Possession in the ordinary course of their businesses,
(iii) any payment required to be made to cure a default under an Assumed Contract, including any Cure Claim, to the extent allowed by a Final Order of the Bankruptcy Court, (iv) any Claim granted administrative priority status by a Final Order of the Bankruptcy Court, (v) any Claim by a Governmental Authority for taxes (and for interest and/or penalties related to such taxes) due for any Postpetition tax year or period, and (vi) compensation or reimbursement of expenses of Professionals awarded or allowed pursuant to an order of the Bankruptcy Court under Section 330(a) or 331 of the Bankruptcy Code (including any amounts held back pursuant to an order of the Bankruptcy Court); (b) any Superpriority Claim; (c) all fees and charges assessed against the Estate under Chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930; and
(d) any and all other costs or expenses of administration of the Reorganization Cases that are allowed by Final Order of the Bankruptcy Court; provided, however, that, when used in the Plan, the term "Administrative Expense" shall not include the DIP Loan Claims, any Priority Tax Claim, any Deductible Claim, any Excess Tort Claim, any Disallowed Claim, any Claim of Lees Development under the Ocala Purchase Agreement, any Warranty Claim, or, unless otherwise expressly provided in the Plan, any of the Claims in Classes 1 through 13. In no event shall any Claim set out in a Proof of Claim be deemed to be an

Administrative Expense (except for any Claim by a Governmental Authority for taxes (and for interest and/or penalties related to such taxes) due for any Postpetition tax year or period).

            "ADMINISTRATIVE EXPENSE CLAIM" means any Claim for the payment of an Administrative Expense.

            "ADMINISTRATIVE EXPENSE CLAIMS BAR DATE" means __________, 2005, the date established by the Bankruptcy Court in the Administrative Expense Claims Bar Date Order as the deadline for the filing by any Creditor or other party in interest of an application, motion, request or other Bankruptcy Court-approved pleading for allowance of any Administrative Expense Claim that arose or is deemed to have arisen on or after the Petition Date; provided, however, that (i) unless otherwise ordered by the Bankruptcy Court, the Administrative Expense Claims Bar Date for the filing by any Professional of an application for any Administrative Expense Claim not yet filed as of the date of this Plan shall be determined in accordance with the provisions of the Interim Compensation Order, and (ii) to the extent the Bankruptcy Court has entered an order establishing a different deadline for a Creditor or other party in interest to file an Administrative Expense Claim, the date set forth in such order shall be deemed to be the Administrative Expense Claims Bar Date as to such Creditor or other party in interest. Holders of Administrative Expense Claims (including Holders of any Claims for Postpetition federal, state or local taxes) that do not file an application, motion, request or other Bankruptcy Court-approved pleading by the Administrative Expense Claims Bar Date shall be forever barred, estopped and enjoined from ever asserting such Administrative Expense Claims against the Debtors, the Reorganized Debtors, any of their respective Properties or the Estate, and such Holders shall not be entitled to participate in any distribution under the Plan on account of any such Administrative Expense Claims.

            "ADMINISTRATIVE EXPENSE CLAIMS BAR DATE ORDER" means the Order Granting Debtors' Motion to Establish Bar Date for Filing Requests for Allowance of Administrative Expense Claims dated _____________, 2005, entered in the Reorganization Cases (Court Paper No.______).

            "AFFILIATE" has the meaning ascribed to such term in Section 101(2) of the Bankruptcy Code.

            "ALLOWED AMOUNT" means the dollar amount in which a Claim is allowed.

            "ALLOWED CLAIM" means a Claim or that portion of a Claim which is not a Disputed Claim or a Disallowed Claim and (a) as to which a Proof of Claim was filed with the Clerk's Office on or before the Bar Date, or, by order of the Bankruptcy Court, was not required to be filed, or (b) as to which no Proof of Claim was filed with the Clerk's Office on or before the Bar Date, but which has been or hereafter is listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent, and, in the case of subparagraph (a) or
(b) above, as to which either (i) no objection to the allowance thereof has been filed within the time allowed for the making of objections as fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (ii) any objection as to its allowance has been settled or withdrawn or has been denied by a Final Order. "Allowed Claim" shall also include a Claim that is allowed by the Bankruptcy Court (a) in any contract, instrument or other agreement or document entered into in connection with the Plan; (b) in a Final Order; or (c) pursuant to the terms of the Plan. "Allowed," when used as an adjective herein (such as Allowed Administrative Expense Claim, Allowed Priority Tax Claim, Allowed Priority Claim, Allowed Secured Claim, and Allowed Unsecured Claim), has a corresponding meaning.

            "ALLOWED CLASS ... CLAIM" means an Allowed Claim in the particular Class described.

            "ALLOWED EQUITY INTEREST" means any Equity Interest, or portion thereof, (a) which is registered as of the Record Date in a stock register that is maintained by U.S. Plastic Lumber Corp. or the Transfer Agent and (b) which either (i) is not a Disputed Equity Interest or (ii) has been Allowed by a Final Order of the Bankruptcy Court.

            "AMPAC" means AMPAC Capital Solutions, LLC, a Nevada limited liability company.

            "AMPAC PREPETITION LOAN AGREEMENT" means the Loan and Security Agreement [Revolving Advances and Term Loan] dated as of December 19, 2002, between U.S. Plastic Lumber Ltd., as borrower, and GBCC, as lender, as amended, modified or supplemented thereafter in accordance with its terms.

            "AMPAC PREPETITION LOAN CLAIMS" means any and all Claims of AMPAC represented by, relating to, or arising under or in connection with the AMPAC Prepetition Loan Documents.

            "AMPAC PREPETITION LOAN CLAIMS SHARES" means all shares of Reorganized Parent Common Stock to be issued to AMPAC or its designees in full and final satisfaction of the Class 2 Claims of AMPAC, which shares shall constitute forty-three and five-tenths percent (43.5%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date (assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised).

            "AMPAC PREPETITION LOAN DOCUMENTS" means the AMPAC Prepetition Loan Agreement and all other documents executed in connection therewith, as assigned to and accepted by AMPAC pursuant to the GBCC Assignment Agreement. For purposes of the Plan, the term "AMPAC Prepetition Loan Documents" shall include the Junior Participation Agreement.

            "ASSUMED CONTRACTS" has the meaning ascribed to such term in Article
7.1 of the Plan. A list of the Assumed Contracts is set forth on Exhibit A attached hereto.

            "BALLOT" means the ballot(s) accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Equity Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

            "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

            "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division, or, as the context requires, any other court of competent jurisdiction exercising jurisdiction over the Reorganization Cases.

            "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure and the Local Rules, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

            "BAR DATE" means the bar date(s) established by the Bankruptcy Court from time to time as the last day for filing Proofs of Claim against, or proofs of Equity Interest in, the Debtors, including with respect to executory contracts and unexpired leases that are rejected pursuant to the Plan, pursuant to a Final Order of the Bankruptcy Court or otherwise pursuant to Section 365 of the Bankruptcy Code, and including the Extended Bar Date (as established by the Extended Bar Date Order); provided, however, that, when used in the Plan, the term "Bar Date" shall not include the Administrative Expense Claims Bar Date.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or "legal holiday" (as "legal holiday" is defined in Bankruptcy Rule 9006(a)).

            "CASH" means cash, cash equivalents and other readily marketable direct obligations of the United States, as determined in accordance with generally accepted accounting principles, including bank deposits, certificates of deposit, checks and similar items. When used in the Plan with respect to a distribution under the Plan, the term "Cash" means lawful currency of the United States, a certified check, a cashier's check, a wire transfer of immediately available funds from any source, or a check from the Reorganized Debtors or the Unsecured Creditors Trust, as the case may be, drawn on a domestic bank.

            "CASH COLLATERAL ORDER" means, collectively, (i) the Interim Order Authorizing Debtors to Use Cash Collateral and to Grant Replacement Liens Pursuant to 11 U.S.C. Sections 105(a), 361, 363, 541, and 552 and Bankruptcy Rule 4001 and Scheduling Final Hearing dated July 30, 2004, entered in the Reorganization Cases (Court Paper No. 45), (ii) the Final Order Authorizing Debtors to Use Cash Collateral and to Grant Replacement Liens Pursuant to 11 U.S.C. Sections 105(a), 361, 363, 541, and 552 and Bankruptcy Rule 4001 dated September 1, 2004, entered in the Reorganization Cases (Court Paper No. 134),
(iii) the First Stipulation for Extension of the Cash Collateral Period dated September 29, 2004 (Court Paper No. 184), and (iv) the Second Stipulation for Extension of the Cash Collateral Period dated March 28, 2005 (Court Paper No.
473).

            "CHICAGO PROPERTY" means the real estate located at 2600-2650 West Roosevelt Road and 1105-1107, 1111, 1135, and 1150 South Washtenaw Avenue in Chicago, Illinois.

            "CHICAGO PROPERTY LEASE" means that certain Industrial Building Lease dated as of January 28, 1999, between RAM Assets, Inc., as landlord, and Eaglebrook Products, Inc., as tenant, as assigned by RAM Assets, Inc. by Assignment of Lease dated as of March 4, 2004 between RAM Assets, Inc. and 2600 Roosevelt, as amended by First Amendment to Industrial Building Lease dated March 4, 2004, between 2600 Roosevelt and Eaglebrook Group, Inc., and as further assigned by Eaglebrook Group, Inc. by Assignment of Lease dated March 4, 2004 between Eaglebrook Group, Inc. and U.S. Plastic Lumber Ltd.

            "CHICAGO PURCHASE OPTION" means the Option to Purchase dated as of March 4, 2004, by and between 2600 Roosevelt and U.S. Plastic Lumber Ltd., as amended, modified or supplemented thereafter in accordance with its terms, pursuant to which U.S. Plastic Lumber Ltd. has an option through and including June 15, 2005 to purchase the Chicago Property for the Chicago Purchase Option Strike Price.

            "CHICAGO PURCHASE OPTION FINANCING FACILITY" means a new financing facility to be provided to U.S. Plastic Lumber Ltd. pursuant to the terms of (i) the Chicago Purchase Option Financing Facility Commitment Letter and (ii) any and all additional documents related thereto filed with the Bankruptcy Court in accordance with Article 15.18 of the Plan.

            "CHICAGO PURCHASE OPTION FINANCING FACILITY COMMITMENT LETTER" means that certain Commitment Letter dated ___________, 2005, between U.S. Plastic Lumber Ltd., as borrower, and __________, as lender, as amended, modified or supplemented thereafter in accordance with its terms. A copy of the Chicago Purchase Option Financing Facility Commitment Letter is attached hereto as Exhibit B.

            "CHICAGO PURCHASE OPTION STRIKE PRICE" means $4,500,000.

            "CIT" means The CIT Group/Equipment Financing, Inc.

            "CIT COLLATERAL SCHEDULES" means the Collateral Schedules executed by U.S. Plastic Lumber Ltd. and The Eaglebrook Group, Inc. in favor of CIT pursuant to the Equipment Lenders' Security Agreement.

            "CIT EQUIPMENT" means those items of equipment purchased by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. with proceeds of loans advanced by CIT to such parties and which are listed on the CIT Collateral Schedules.

            "CIT LOAN DOCUMENTS" means the CIT Notes, the Equipment Lenders' Security Agreement, the Equipment Lenders' Subordination Agreement, the CIT Collateral Schedules, and all documents executed in connection therewith, as any such document has been amended, modified or supplemented thereafter in accordance with its terms.

            "CIT NOTES" means any and all outstanding and unpaid promissory notes executed by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. in favor of CIT in connection with the purchase of the CIT Equipment, as referenced in the CIT Collateral Schedules.

            "CIT RETAINED EQUIPMENT" means the CIT Equipment to be retained by the Debtors under the Plan. As used in the Plan, the term "CIT Retained Equipment" shall not include any of the CIT Equipment originally listed on the CIT Collateral Schedules which (i) has since been sold or released by CIT or sold by any of the Debtors, (ii) is no longer in the possession of any of the Debtors, or (iii) is not needed for the future business operations of the Debtors. A list of the CIT Retained Equipment is set forth on Exhibit C attached hereto.

            "CLAIM" has the meaning ascribed to such term in Section 101(5) of the Bankruptcy Code. Notwithstanding anything to the contrary contained herein, when used in the Plan, the term "Claim" shall be given the broadest possible meaning permitted by applicable law and shall include all manner and type of claim, whenever and wherever such claim may arise, including Environmental Claims, Tort Claims , Warranty Claims, and claims based upon or arising under any federal or state securities laws. As used in the Plan, the term "Claim" also includes a Claim against any Subsidiary, the Holder of which holds or believes it holds a Claim against any of the Debtors arising from or related to the same or similar facts and circumstances surrounding the claim against the Subsidiary.

            "CLASS" means a category of Claims or Equity Interests classified together as described in Article 4 of the Plan.

            "CLASS 14 SHARES" means all shares of Reorganized Parent Common Stock to be issued to the Holders of Allowed Class 14 Equity Interests who are Qualifying Stockholders in exchange for their Class 14 Equity Interests, which shares shall constitute two percent (2%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date (assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised).

            "CLERK" means the Clerk of the Bankruptcy Court.

            "CLERK'S OFFICE" means the Office of the Clerk of the Bankruptcy Court located at the United States Courthouse, 299 E. Broward Boulevard, Room 112, Fort Lauderdale, Florida 33301.

            "COLLATERAL" means Property in which the Estate has an interest and that secures, in whole or part, whether by agreement, statute, or judicial decree, the payment of a Claim.

            "COLLATERAL ASSIGNMENT" means the Collateral Assignment of Option to Purchase as Security dated as of March 4, 2004, from U.S. Plastic Lumber Ltd., as assignor, to the Equipment Lenders, as assignees, as amended, modified or supplemented thereafter in accordance with its terms, pursuant to which U.S. Plastic Lumber Ltd. has collaterally assigned its rights in the Chicago Purchase Option to the Equipment Lenders.

            "COMMON STOCK" means the common stock, par value $0.0001 per share, of U.S. Plastic Lumber Corp.

            "CONFIRMATION" or "CONFIRMATION OF THE PLAN" means the approval of the Plan by the Bankruptcy Court at the Confirmation Hearing.

            "CONFIRMATION DATE" means the date on which the Confirmation Order is entered on the Docket pursuant to Bankruptcy Rule 5003(a).

            "CONFIRMATION HEARING" means the hearing which will be held before the Bankruptcy Court to consider Confirmation of the Plan and related matters pursuant to Section 1128(a) of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

            "CONFIRMATION ORDER" means the order of the Bankruptcy Court in the Reorganization Cases confirming the Plan pursuant to Section 1129 and other applicable sections of the Bankruptcy Code, which order shall be in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee, and shall include any amendments, supplements or modifications thereto made with the consent of the Debtors and the Creditors' Committee.

            "CONVENIENCE CLASS ELECTION" means the election by a Holder of an Unsecured Claim on its Ballot to be treated as an Unsecured Convenience Claim.

            "CREDITOR" means the Holder of a Claim, within the meaning of
Section 101(10) of the Bankruptcy Code, including Creditors with Administrative Expense Claims, Priority Tax Claims, Priority Claims, Secured Claims, Unsecured Claims, Environmental Claims, and Tort Claims.

            "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Reorganization Cases pursuant to Section 1102 of the Bankruptcy Code, as the membership of such Committee has been or may hereafter be modified by the United States Trustee.

            "CURE CLAIM" means any Claim of any nature whatsoever, including any Claim for any cure payment, cost or other amount, if any, due and owing by the Debtors pursuant to Section 365(b) of the Bankruptcy Code or otherwise and any Claim for a default (monetary or non-monetary), arising from, relating to or in connection with the assumption by any of the Debtors of any Assumed Contract, in each case as timely filed by the Cure Claim Submission Deadline in connection with any motion to assume or any assumption under the Plan and as allowed by a Final Order of the Bankruptcy Court. In no event shall any Claim set out in a Proof of Claim be deemed to be a Cure Claim.

            "CURE CLAIM SUBMISSION DEADLINE" means, and shall occur on the same day as, the Voting Deadline.

            "D & O POLICY" means any insurance agreement procured and owned by any of the Debtors under which any Person carrying on an insurance business may be liable to satisfy, or to indemnify or reimburse for payments made to satisfy, part or all of a judgment rendered against, or a settlement made to resolve claims made against, or defense costs incurred by, past, present or future directors and officers of the Debtors, specifically including the policy issued to U.S. Plastic Lumber Corp. by XL Specialty Insurance Company (Policy No. ELU086493-04).

            "DEBT" has the meaning ascribed to such term in Section 101(12) of the Bankruptcy Code.

            "DEBTORS" means, collectively, U.S. Plastic Lumber Corp., a Nevada corporation, U.S. Plastic Lumber Ltd., a Delaware corporation, The Eaglebrook Group, Inc., a Delaware corporation, U.S. Plastic Lumber Finance Corporation, a Delaware corporation, and U.S. Plastic Lumber IP Corporation, a Delaware corporation.

            "DEBTORS IN POSSESSION" means, collectively, U.S. Plastic Lumber Corp., U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc., U.S. Plastic Lumber Finance Corporation, and U.S. Plastic Lumber IP Corporation, as debtors in possession in the Reorganization Cases.

            "DEDUCTIBLE CLAIM" means, with respect to a Tort Claim for which there is Insurance Coverage, that portion of the Claim which is equal in amount to the lesser of (i) the deductible or the self-insured retention amount, as applicable, provided in the relevant Insurance Policy, and (ii) the amount of the Tort Claim.

            "DELAWARE GENERAL CORPORATION LAW" means title 8 of the Delaware Code, as now in effect or hereafter amended.

            "DIP ADVANCES" means the aggregate outstanding Postpetition advances extended to the Debtors by AMPAC pursuant to the DIP Credit Agreement and in accordance with and subject to the terms and conditions of the DIP Financing Order. As of the date of the Plan, the DIP Advances totaled approximately $2,500,000.

            "DIP CREDIT AGREEMENT" means the Credit and Security Agreement dated as of September 7, 2004, by and among U.S. Plastic Lumber Ltd., as borrower, certain affiliates of U.S. Plastic Lumber Ltd., as guarantors, and AMPAC, as lender, as amended by the First Amendment to Credit and Security Agreement dated as of December 21, 2004 and by the Second Amendment to Credit and Security Agreement dated as of March 18, 2005, and as further amended, modified or supplemented thereafter in accordance with its terms.

            "DIP FINANCING ORDER" means, collectively, (a) the Interim Order (I) Authorizing Debtors in Possession to Enter into Post-Petition Loan Agreement and Obtain Post-Petition Financing Pursuant to Section 364 of the Bankruptcy Code,
(II) Providing Adequate Protection and Granting Liens, Security Interests and Superpriority Claims, and (III) Scheduling a Final Hearing Pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure dated September 7, 2004, entered in the Reorganization Cases (Court Paper No. 136), (b) the Interim Order
(I) Authorizing Debtors in Possession to Enter into Post-Petition Loan Agreement and Obtain Post-Petition Financing Pursuant to Section 364 of the Bankruptcy Code, (II) Providing Adequate Protection and Granting Liens, Security Interests and Superpriority Claims, and (III) Scheduling a Final Hearing Pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure dated September 15, 2004, entered in the Reorganization Cases (Court Paper No. 150), (c) the Final Order
(I) Authorizing Debtors in Possession to Enter into Post-Petition Loan Agreement and Obtain Post-Petition Financing Pursuant to Section 364 of the Bankruptcy Code, and (II) Providing Adequate Protection and Granting Liens, Security Interests and Superpriority Claims dated October 21, 2004, entered in the Reorganization Cases (Court Paper No. 205), (d) the Order Authorizing Debtors in Possession to (A) Modify and Amend Certain Terms and Provisions of Post-Petition Financing from AMPAC Capital Solutions, LLC and (B) Enter into First Amendment to Credit and Security Agreement Pursuant to 11 U.S.C. Sections 364(c) and (d) and F.R.B.P. 4001 dated December 20, 2004, entered in the Reorganization Cases (Court Paper No. 302), (e) the Interim Order Granting Debtors' Emergency Motion to (A) Modify and Amend Certain Terms and Provisions of Post-Petition Financing from AMPAC Capital Solutions, LLC and (B) Enter into Second Amendment to Credit and Security Agreement Pursuant to 11 U.S.C. Sections 364(c) and (d) and F.R.B.P. 4001 dated March 24, 2005, entered in the Reorganization Cases (Court Paper No. 468), and (f) the Final Order Granting Debtors' Emergency Motion to
(A) Modify and Amend Certain Terms and Provisions of Post-Petition Financing from AMPAC Capital Solutions, LLC and (B) Enter into Second Amendment to Credit and Security Agreement Pursuant to 11 U.S.C. Sections 364(c) and (d) and F.R.B.P. 4001 dated April 6, 2005, entered in the Reorganization Cases (Court Paper No. 485).

            "DIP LOAN CLAIMS" means any and all Claims of AMPAC represented by, relating to, or arising under or in connection with the DIP Loan Documents and the DIP Financing Order, whether Administrative Claims or Secured Claims, including the DIP Advances.

            "DIP LOAN CLAIMS SHARES" means all shares of Reorganized Parent Common Stock to be issued to AMPAC in partial satisfaction of the DIP Loan Claims, which shares shall constitute six and six-tenths percent (6.6%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date (assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised).

            "DIP LOAN DOCUMENTS" means the DIP Credit Agreement and all other documents executed in connection therewith.

            "DISALLOWED CLAIM" means any Claim which has been disallowed by an order of the Bankruptcy Court, which order has not been stayed pending appeal.

            "DISCLOSURE STATEMENT" means the Joint Disclosure Statement for Debtors' Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code dated as of May 23, 2005 (Court Paper No. ____), including all exhibits, appendices, and schedules attached thereto, as submitted and filed by the Debtors pursuant to Section 1125 of the Bankruptcy Code in respect of the Reorganization Cases and approved by the Bankruptcy Court in the Disclosure Statement Approval

Order, and as such Disclosure Statement may be amended, supplemented, modified or amended and restated from time to time.

            "DISCLOSURE STATEMENT APPROVAL ORDER" means the Order (I) Approving Disclosure Statement; (II) Setting Hearing on Confirmation of Plan; (III) Setting Hearing on Fee Applications; (IV) Setting Various Deadlines; and (V) Describing Plan Proponent's Obligations dated ___________, 2005, entered in the Reorganization Cases (Court Paper No. ____).

            "DISPUTED CLAIM" means any Claim (other than a Disallowed Claim or an Excess Tort Claim) that is not an Allowed Claim and (a) as to which a Proof of Claim has been filed with the Clerk's Office or is deemed filed under applicable law or order of the Bankruptcy Court, or (b) which has been scheduled in the Schedules, and, in the case of subparagraph (a) or (b) above, as to which an objection has been or may be timely filed or deemed filed under the Plan, the Bankruptcy Code, the Bankruptcy Rules or an order of the Bankruptcy Court and any such objection has not been (i) withdrawn, (ii) overruled or denied by an order of the Bankruptcy Court, or (iii) sustained by an order of the Bankruptcy Court. In addition to the foregoing, a Disputed Claim shall also mean a Claim that is not an Allowed Claim, whether or not an objection has been or may be timely filed, if (a) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled in the Schedules, (b) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim scheduled in the Schedules, (c) any corresponding Claim has been scheduled in the Schedules as disputed, contingent or unliquidated, (d) no corresponding Claim has been scheduled in the Schedules, or (e) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof. To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection. To the extent that the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled in the Schedules, such Claim shall be a Disputed Claim only to the extent of the amount specified in the Proof of Claim which is in excess of the amount of the Claim as scheduled.

            "DISPUTED EQUITY INTEREST" means any Equity Interest which is not registered as of the Record Date in a stock register that is maintained by U.S. Plastic Lumber Corp. or the Transfer Agent or as to which an objection has been or may be timely filed or deemed filed under the Plan, the Bankruptcy Code, the Bankruptcy Rules or an order of the Bankruptcy Court and any such objection has not been (a) withdrawn, (b) overruled or denied by an order of the Bankruptcy Court, or (c) sustained by an order of the Bankruptcy Court.

            "DISTRIBUTION DATE" means, when used with respect to an Allowed Administrative Expense Claim or an Allowed Priority Claim, the date which is as soon as reasonably practicable (as determined by the Reorganized Debtors) after the later to occur of (a) the Effective Date and (b) the first Business Day after the date the order of the Bankruptcy Court allowing such Administrative Expense Claim or Priority Claim is entered on the Docket. "Distribution Date," when used with respect to an Allowed Unsecured Claim in Class 11, means the date selected for any distribution to Holders of Allowed Unsecured Claims in Class 11 by the Unsecured Creditors Trustee.

            "DOCKET" means the docket or dockets in the Reorganization Cases maintained by the Clerk.

            "EFFECTIVE DATE" means, and shall occur on, the first Business Day on which all of the conditions to the occurrence of the Effective Date contained in Article 11.2 of the Plan have been satisfied (as determined by the Debtors) or waived by the Debtors as provided in Article 11.3 of the Plan.

            "ELECTING STOCKHOLDER" means a Holder of an Allowed Class 14 Equity Interest who makes the Stock Purchase Election.

            "ENTITIES ENTITLED TO NOTICE" means (a) the Reorganized Debtors; (b) the Creditors' Committee; (c) the United States Trustee; and (d) the Unsecured Creditors Trustee; provided, in each case, that such Person or Entity is in existence.

            "ENTITY" has the meaning ascribed to such term in Section 101(15) of the Bankruptcy Code.

            "ENVIRONMENTAL CLAIM" means any Claim or demand now existing or hereafter arising (including all thereof in the nature of or sounding in tort, contract, warranty or under any other theory of law or equity) against the Debtors, their predecessors, successors or assigns, Subsidiaries or Affiliates, or their present or former officers, directors or employees, arising out of, or related to, any Environmental Laws, including any Claim or demand: (a) to restrict or enjoin, or recover damages, costs or expenses to remedy, any release, environmental pollution, contamination or nuisance or to require the Debtors to remedy or to reimburse, pay or incur costs to remedy any release, environmental pollution, contamination or nuisance, (b) to remedy, reimburse, compensate or pay any damage, penalty, fine or forfeiture for, or to restrict or enjoin, any violation of or alleged violation of any Environmental Laws, (c) to pay any contractual claim with respect to any Environmental Laws, or (d) to pay or reimburse any Person or Entity for personal injury (including worker's compensation, sickness, disease or death), tangible or intangible property damage or natural resource damage arising out of, or relating to, any release, environmental pollution, contamination or nuisance, whether or not contemplated in subparagraphs (a) through (c) above, or whether or not such Claim or demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, or whether or not the facts of or legal basis for such Claim or demand are known or unknown, or whether or not the injury or damage giving rise to such Claim or demand was diagnosable, undiagnosable, detectable or undetectable before the Confirmation of the Plan or before the Final Decree Date. Notwithstanding anything to the contrary contained herein, when used in the Plan, the term "Environmental Claim" shall be broadly construed and shall include (a) claims that may or may not presently constitute "claims" within the meaning of Section 101(5) of the Bankruptcy Code and (b) demands that may or may not presently constitute "demands" within the meaning of Section 524(g)(5) of the Bankruptcy Code.

            "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). As used in this Plan, the term "Environmental Laws" shall include (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. Sections 6901, et seq., (c) the Clean Air Act, 42 U.S.C. Sections 7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., (f) the Oil Pollution Act of 1990 (OPA 90), (g) the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. Sections 5101, et seq., (h) the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136, et seq., (i) the Solid Waste Disposal Act, 42 U.S.C. Sections 6901, et seq., (j) the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq., (k) the Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq., (l) the Safe Drinking Water Act, 42 U.S.C. Sections 300(f), et seq., (m) all other statutes or laws issued or promulgated by any Governmental Authority, as they may be amended from time to time, relating to environmental contamination or pollution, air pollution, water pollution, noise control and/or the handling, transportation, discharge, existence, release, disposal or recovery of on-site or off-site hazardous, toxic or dangerous wastes, substances, chemicals or materials (including petroleum), including any transfer of ownership notification or approval statutes, and (n) the ordinances, rules, regulations, orders, notices of violation, requests, demands and requirements issued or promulgated by any Governmental Authority in connection with such statutes or laws.

            "EQUIPMENT LENDERS" means, collectively, CIT, GE Capital, HSBC, People's Capital and Siemens.

            "EQUIPMENT LENDERS' SECURITY AGREEMENT" means the Master Security Agreement dated as of February 24, 2000, between GE Capital and its assigns, as secured party, and U.S. Plastic Lumber Ltd. and The Eaglebrook Group, Inc., as debtors, as amended, modified or supplemented thereafter in accordance with its terms.

            "EQUIPMENT LENDERS' SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of December 19, 2002, between GBCC, the Equipment Lenders and Safeco, as amended, modified or supplemented thereafter in accordance with its terms.

            "EQUITY INTERESTS" means the interests in U.S. Plastic Lumber Corp. held by all Holders of Existing Common Stock, including any and all options, warrants or similar instruments for the acquisition of shares of Common Stock, and any and all rights to subscribe to or convert into shares of such securities; provided, however, that, when used in the Plan, the term "Equity Interests" shall not include the Existing Stock Options.

            "ESTATE" means, collectively, the estates created for the Debtors by
Section 541 of the Bankruptcy Code upon the commencement of the Reorganization Cases, which Estate shall remain open, even if the Reorganization Cases shall have been closed, as to any and all Retained Causes of Action and Unsecured Creditors Trust Actions until such time as the Retained Causes of Action and Unsecured Creditors Trust Actions have been fully administered.

            "ESTIMATION HEARING" means a hearing for the estimation of Claims under Section 502(c) of the Bankruptcy Code.

            "EXCESS TORT CLAIM" means the amount, if any, by which a Tort Claim for which there is Insurance Coverage exceeds the amount of the Deductible Claim for such Tort Claim.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it has been or may be amended from time to time, and the rules and regulations promulgated thereunder.

            "EXHIBIT" means an exhibit annexed to either the Plan or as an appendix to the Disclosure Statement.

            "EXISTING COMMON STOCK" means the 64,499,216 shares of Common Stock issued and outstanding on the Petition Date. As used in the Plan, the term "Existing Common Stock" shall not include any shares of Common Stock held in treasury by U.S. Plastic Lumber Corp.

            "EXISTING STOCK OPTIONS" means any options granted by U.S. Plastic Lumber Corp. and outstanding on the Petition Date to purchase shares of the Common Stock.

            "EXIT FINANCING FACILITY" means a new financing facility to be provided to the Reorganized Debtors pursuant to the terms of (i) the Exit Financing Facility Commitment Letter and (ii) any and all additional documents related thereto filed with the Bankruptcy Court in accordance with Article 15.18 of the Plan.

            "EXIT FINANCING FACILITY COMMITMENT LETTER" means that certain Commitment Letter dated _________, 2005, between _____________, as borrower, and ____________, as lender, as amended, modified or supplemented thereafter in accordance with its terms. A copy of the Exit Financing Facility Commitment Letter is attached hereto as Exhibit D.

            "EXTENDED BAR DATE" means April 13, 2005.

            "EXTENDED BAR DATE ORDER" means the Order Granting the Official Committee of Unsecured Creditors' Motion to Reopen Bar Date for Filing Proofs of Claims dated March 7, 2005, entered in the Reorganization Cases (Court Paper No.
436).

            "FINAL DECREE DATE" means the date on which a Final Order, obtained after a hearing on notice to all Entities Entitled to Notice and such other entities as the Bankruptcy Court may direct, has been entered determining that the Reorganization Cases should be closed.

            "FINAL ORDER" means (a) an order, judgment, ruling or other decree (or any revision, modification or amendment thereto) issued and entered by the Bankruptcy Court or by any state or other federal court as may have jurisdiction over any proceeding in connection with the Reorganization Cases for the purpose of such proceeding, which order, judgment, ruling or other decree has not been reversed, vacated, stayed, modified or amended and as to which (i) no appeal, petition for review, reargument, rehearing, reconsideration or certiorari has been taken and is pending and the time for the filing of such appeal, petition for review, reargument, rehearing, reconsideration or certiorari has expired, or
(ii) such appeal or petition has been heard and dismissed or resolved and the time to further appeal or petition has expired with no further appeal or petition pending; or (b) a stipulation or other agreement entered into which has the effect of any such aforesaid order, judgment, ruling or other decree with like finality.

            "GBCC" means Guaranty Business Credit Corporation, a Delaware corporation.

            "GBCC ASSIGNMENT AGREEMENT" means the Assignment and Acceptance Agreement dated as of May 25, 2004, between GBCC and AMPAC.

            "GE CAPITAL" means General Electric Capital Corporation, a Delaware corporation.

            "GE CAPITAL COLLATERAL SCHEDULES" means the Collateral Schedules executed by U.S. Plastic Lumber Ltd. and The Eaglebrook Group, Inc. in favor of GE Capital pursuant to the Equipment Lenders' Security Agreement.

            "GE CAPITAL EQUIPMENT" means those items of equipment purchased by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. with proceeds of loans advanced by GE Capital to such parties and which are listed on the GE Capital Collateral Schedules.

            "GE CAPITAL LOAN DOCUMENTS" means the GE Capital Notes, the Equipment Lenders' Security Agreement, the Equipment Lenders' Subordination Agreement, the GE Capital Collateral Schedules, the Safeco Loan Documents, and all documents executed in connection therewith, as any such document has been amended, modified or supplemented thereafter in accordance with its terms.

            "GE CAPITAL NOTES" means any and all outstanding and unpaid promissory notes executed by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. in favor of GE Capital in connection with the purchase of the GE Capital Equipment, as referenced in the GE Capital Collateral Schedules.

            "GE CAPITAL REMAINING EQUIPMENT" means the GE Capital Equipment which has not yet been sold or released by GE Capital or sold by any of the Debtors.

            "GE CAPITAL STAY RELIEF ORDER" means the Agreed Final Order Granting Adequate Protection, Granting Turnover, and Modifying the Automatic Stay as to General Electric Capital Corporation dated October 18, 2004, entered in the Reorganization Cases (Court Paper No. 195).

            "GOVERNMENTAL AUTHORITY" means any agency, board, bureau, executive, court, commission, department, legislature, tribunal, instrumentality or administration of the United States, a foreign country or any state, or any provincial, territorial, municipal, state, local or other governmental Entity in the United States or a foreign country.

            "HALIFAX" means Halifax Fund, L.P.

            "HALIFAX LOAN DOCUMENTS" means, collectively, the Exchange and Repurchase Agreement dated as of September 24, 2002, between U.S. Plastic Lumber Corp. and Halifax, the Halifax Subordinated Debenture, the Halifax Subordinated Note, the Halifax Subordination Agreement, and all other documents executed in connection therewith, as any such document has been amended, modified or supplemented thereafter in accordance with its terms.

            "HALIFAX SHARES" means all shares of Reorganized Parent Common Stock to be issued to Halifax in full and final satisfaction of the Class 3 Claims of Halifax subject to the provisions of Article 5.4 of the Plan, which shares shall constitute five percent (5%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date (assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised).

            "HALIFAX SUBORDINATED DEBENTURE" means the $2,831,558 10% Convertible Subordinated Debenture dated as of September 24, 2002, issued by U.S. Plastic Lumber Corp. in favor of Halifax.

            "HALIFAX SUBORDINATED NOTE" means the $5,600,000 10% Subordinated Note dated as of September 24, 2002, issued by U.S. Plastic Lumber Corp. in favor of Halifax.

            "HALIFAX SUBORDINATION AGREEMENT" means the Subordination and Intercreditor Agreement dated as of November 26, 2002, and effective as of December 20, 2002, between GBCC and Halifax, as amended, modified or supplemented thereafter in accordance with its terms.

            "HILCO" means Hilco Real Estate LLC.

            "HOLDER" means (a) as to any Claim, (i) the owner or holder of such Claim as such is reflected on the Proof of Claim filed with respect to such Claim, or (ii) if no Proof of Claim has been filed with respect to such Claim, the owner or holder of such Claim as shown on the Schedules or books and records of the Debtors or as otherwise determined by order of the Bankruptcy Court, or
(iii) if the owner or holder of such Claim has transferred the Claim to a third party and advised the Debtors or the Unsecured Creditors Trustee, as the case may be, in writing of such transfer and provided sufficient written evidence of such transfer, the transferee; and (b) as to any Equity Interest, the record owner or holder of such Equity Interest as of the Record Date as shown on the stock register that is maintained by U.S. Plastic Lumber Corp. or the Transfer Agent, as the case may be, or as otherwise determined by order of the Bankruptcy Court.

            "HSBC" means HSBC Business Loans, Inc.

            "HSBC COLLATERAL SCHEDULES" means the Collateral Schedules executed by U.S. Plastic Lumber Ltd. and The Eaglebrook Group, Inc. in favor of HSBC pursuant to the Equipment Lenders' Security Agreement.

            "HSBC EQUIPMENT" means those items of equipment purchased by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. with proceeds of loans advanced by HSBC to such parties and which are listed on the HSBC Collateral Schedules.

            "HSBC LOAN DOCUMENTS" means the HSBC Notes, the Equipment Lenders' Security Agreement, the Equipment Lenders' Subordination Agreement, the HSBC Collateral Schedules, and all documents executed in connection therewith, as any such document has been amended, modified or supplemented thereafter in accordance with its terms.

            "HSBC NOTES" means any and all outstanding and unpaid promissory notes executed by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. in favor of HSBC in connection with the purchase of the HSBC Equipment, as referenced in the HSBC Collateral Schedules.

            "HSBC RETAINED EQUIPMENT" means the HSBC Equipment to be retained by the Debtors under the Plan. As used in the Plan, the term "HSBC Retained Equipment" shall not include any of the HSBC Equipment originally listed on the HSBC Collateral Schedules which (i) has since been sold or released by HSBC or sold by any of the Debtors, (ii) is no longer in the possession of any of the Debtors, or (iii) is not needed for the future business operations of the Debtors. A list of the HSBC Retained Equipment is set forth on Exhibit E attached hereto.

            "IMPAIRED" refers to any Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

            "INDEMNIFICATION RIGHTS" means any obligations or rights of any of the Debtors to indemnify, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to such Debtor's articles or certificate of incorporation, bylaws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for, or on behalf of such Debtor.

            "INDEMNITEE" means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

            "INSURANCE COVERAGE" means any insurance coverage under any Insurance Policy which is available for the payment of liability or damages arising from or related to Tort Claims.

            "INSURANCE POLICY" means any insurance policy in effect at any time on or before the Effective Date naming any of the Debtors (or any predecessor, Subsidiary, or past or present Affiliate of the Debtors) as an insured, or otherwise affording any of the Debtors (or any predecessor, Subsidiary, or past or present Affiliate of the Debtors) Insurance Coverage, upon which any claim has been or may be made with respect to any Tort Claim.

            "INTERCOMPANY CLAIMS" means any and all Claims which one Debtor holds against another Debtor.

            "INTERIM COMPENSATION ORDER" means the Order Establishing Procedures to Permit Monthly Payment of Interim Fee Applications of Chapter 11 Professionals and Permitting Allocation of Time Entries to the Lead Case dated August 25, 2004, entered in the Reorganization Cases (Court Paper No. 104).

            "JUNIOR PARTICIPATION AGREEMENT" means the Junior Participation Agreement dated as of August 7, 2003, between GBCC and Schultes, as amended, modified or supplemented thereafter in accordance with its terms.

            "LEES DEVELOPMENT" means Lees Development Company, Inc., a Florida corporation, the purchaser of the Ocala Property under the Ocala Purchase Agreement.

            "LIABILITIES" means any and all liabilities, obligations, judgments, damages, charges, costs, Debts, and indebtedness of any and every kind and nature whatsoever, whether heretofore, now or hereafter owing, arising, due or payable, direct or indirect, absolute or contingent, liquidated or unliquidated, known or unknown, foreseen or unforeseen, in law, equity or otherwise, of or relating to the Debtors or any Affiliate, Subsidiary, predecessor, successor or assign thereof, or otherwise based in whole or in part upon any act or omission, transaction, event or other occurrence taking place prior to the Effective Date in any way relating to the Debtors or any Affiliate, Subsidiary, predecessor, successor or assign thereof, the Ocala Property, any other assets of the Debtors, the businesses or operations of the Debtors, the Reorganization Cases, or the Plan, including any and all liabilities, obligations, judgments, damages, charges, costs, Debts, and indebtedness based in whole or in part upon any Claim of or relating to successor liability, transferee liability, or other similar theory; provided, however, that, when used in the Plan, the term "Liabilities" shall not include (i) any obligation under the Ocala Purchase Agreement of one party thereunder to another party thereunder or (ii) any obligation of the Reorganized Debtors or the Unsecured Creditors Trustee expressly set forth in the Plan.

            "LIEN" means, with respect to any asset or Property, any mortgage, pledge, security interest, lien, right of first refusal, option or other right to acquire, assignment, charge, claim, easement, conditional sale agreement, title retention agreement, defect in title, or other encumbrance or hypothecation or restriction of any nature pertaining to or affecting such asset or Property, whether voluntary or involuntary and whether arising by law, contract or otherwise.

            "LOCAL RULES" means the Local Rules of the United States Bankruptcy Court for the Southern District of Florida, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

            "NEVADA CORPORATION LAW" means the statutes governing corporations in the State of Nevada, as now in effect or hereafter amended.

            "OCALA PERSONAL PROPERTY" means the personal property owned by U.S. Plastic Lumber Ltd. and sold to Lees Development pursuant to the Ocala Purchase Agreement, as more particularly described on Exhibit A to the Ocala Purchase Agreement.

            "OCALA PROPERTY" means, collectively, the Ocala Personal Property and the Ocala Real Property.

            "OCALA PURCHASE AGREEMENT" means the Amended and Restated Purchase and Sale Agreement dated as of December 14, 2004, by and between U.S. Plastic Lumber Ltd. and Lees Development, and as amended, modified or supplemented thereafter in accordance with its terms. As used in the Plan, the term "Ocala Purchase Agreement" shall also include all exhibits and schedules attached thereto. An executed copy of the Ocala Purchase Agreement is on file with the Bankruptcy Court at Court Paper No. 334.

            "OCALA REAL PROPERTY" means the real property owned by U.S. Plastic Lumber Ltd. located in Ocala, Florida and sold to Lees Development pursuant to the Ocala Purchase Agreement, as more particularly described on Exhibit B to the Ocala Purchase Agreement.

            "OCALA SALE ORDER" means the Order Granting Debtors' Motion for Order Authorizing the Sale of Certain Assets of U.S. Plastic Lumber Ltd. Located in Ocala, Florida Pursuant to 11 U.S.C. Section 363, Free and Clear of All Liens, Claims and Encumbrances dated February 18, 2005, entered in the Reorganization Cases (Court Paper No. 419).

            "PEOPLE'S CAPITAL" means People's Capital and Leasing Corp.

            "PEOPLE'S CAPITAL COLLATERAL SCHEDULES" means the Collateral Schedules executed by U.S. Plastic Lumber Ltd. and The Eaglebrook Group, Inc. in favor of People's Capital pursuant to the Equipment Lenders' Security Agreement.

            "PEOPLE'S CAPITAL EQUIPMENT" means those items of equipment purchased by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. with proceeds of loans advanced by People's Capital to such parties and which are listed on the People's Capital Collateral Schedules.

            "PEOPLE'S CAPITAL LOAN DOCUMENTS" means the People's Capital Notes, the Equipment Lenders' Security Agreement, the Equipment Lenders' Subordination Agreement, the People's Capital Collateral Schedules, and all documents executed in connection therewith, as any such document has been amended, modified or supplemented thereafter in accordance with its terms.

            "PEOPLE'S CAPITAL NOTES" means any and all outstanding and unpaid promissory notes executed by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. in favor of People's Capital in connection with the purchase of the People's Capital Equipment, as referenced in the People's Capital Collateral Schedules.

            "PEOPLE'S CAPITAL REMAINING EQUIPMENT" means the People's Capital Equipment which has not yet been sold or released by People's Capital or sold by any of the Debtors.

            "PEOPLE'S CAPITAL STAY RELIEF ORDER" means, collectively, (i) the Agreed Interim Order Granting Adequate Protection and Modifying the Automatic Stay dated September 15, 2004, entered in the Reorganization Cases (Court Paper No. 149), and (ii) the Agreed Final Order Granting Adequate Protection, Granting Turnover, and Modifying the Automatic Stay as to People's Capital and Leasing Corp. dated October 6, 2004, entered in the Reorganization Cases (Court Paper No. 178).

            "PERMITTED ENCUMBRANCES" means any Liens on the Property of the Reorganized Debtors expressly granted pursuant to the Confirmation Order.

            "PERSON" means any person, individual, corporation, association, partnership, limited liability company, joint venture, trust, organization, business, government, governmental agency or political subdivision thereof, or any other entity or institution of any type whatsoever, including any "person" as such term is defined in Section 101(41) of the Bankruptcy Code.

            "PETITION DATE" means July 23, 2004, the date on which the Debtors filed their Voluntary Petitions under Chapter 11 of the Bankruptcy Code.

            "PLAN" means the Debtors' Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code dated as of May 23, 2005, and all Exhibits to the Plan, as the same may be amended, supplemented, modified or amended and restated from time to time in accordance with the provisions of the Plan and the Bankruptcy Code.

            "PLAN DOCUMENTS" means all documents that aid in effectuating the Plan, including the Exhibits to the Plan.

            "PLAN INVESTMENT AGREEMENT" means that certain Plan Investment Agreement dated _____________, 2005, between the Plan Investors and U.S. Plastic Lumber Corp., as amended, modified or supplemented thereafter in accordance with its terms. A copy of the Plan Investment Agreement is attached hereto as Exhibit F.

            "PLAN INVESTORS" means _____________________. The Plan Investors are Holders of Class 14 Equity Interests.

            "PLAN INVESTORS SHARES" means all shares of Reorganized Parent Common Stock to be issued to the Plan Investors pursuant to the Plan Investment Agreement and to the Electing Stockholders, which shares shall constitute twenty-two and four-tenths percent (22.4%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date (assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised).

            "PLAN SUPPLEMENT" means the document containing the form of the Plan Documents which shall be filed with the Bankruptcy Court in accordance with
Article 15.18 of the Plan.

            "POSTPETITION" means arising or accruing on or after the Petition Date and before the Effective Date.

            "PREPETITION" means arising or accruing prior to the Petition Date.

            "PRIORITY CLAIM" means a Claim that is entitled to a priority in payment pursuant to subparagraphs (3) through (7) of Section 507(a) of the Bankruptcy Code and that is not an Administrative Expense Claim, a Priority Tax Claim, a Secured Claim or an Unsecured Claim.

            "PRIORITY TAX CLAIM" means a Claim of a governmental unit that is entitled to a priority in payment pursuant to Section 507(a)(8) of the Bankruptcy Code and that is not an Administrative Expense Claim, a Priority Claim, a Secured Claim or an Unsecured Claim.

            "PROFESSIONAL" means any professional employed in the Reorganization Cases with the approval of the Bankruptcy Court pursuant to Section 327 or 1103 of the Bankruptcy Code.

            "PROOF OF CLAIM" means a proof of claim filed with the Bankruptcy Court with respect to the Debtors pursuant to Bankruptcy Rule 3001, 3002 or 3003.

            "PROPERTY" means any property or asset of any kind, whether real, personal or mixed, tangible or intangible, whether now existing or hereafter acquired or arising, and wherever located, and any interest of any kind therein.

            "PRO RATA SHARE" means, with respect to any distribution under the Plan to the Holder of an Allowed Claim in a particular Class or otherwise (including with respect to the distribution of the Unsecured Creditors Shares to the Holders of Allowed Class 11 Claims), a fraction, the numerator of which shall be the amount of such Holder's Allowed Claim and the denominator of which shall be the sum of all Allowed Claims and all Reserved Claims in such Class and, if applicable, other Classes, all determined as of the applicable Distribution Date. With respect to the distribution under the Plan of the Class 14 Shares to a Holder of Allowed Class 14 Equity Interests who is a Qualifying Stockholder, "Pro Rata Share" means a fraction, the numerator of which shall be the amount of such Holder's Allowed Class 14 Equity Interests and the denominator of which shall be the sum of all Allowed Class 14 Equity Interests and all Disputed Class 14 Equity Interests.

            "QUALIFYING STOCKHOLDER" means a Holder of 1,000 or more shares of the Existing Common Stock.

            "RECORD DATE" means the date on which the Disclosure Statement Approval Order is entered on the Docket pursuant to Bankruptcy Rule 5003(a), which, pursuant to Bankruptcy Rule 3018(a), shall be the date on which ownership of the Class 14 Equity Interests shall be fixed for the purpose of voting on acceptance or rejection of the Plan by the Holders of the Class 14 Equity Interests.

            "REJECTED CONTRACTS" has the meaning ascribed to such term in
Article 7.1 of the Plan. A list of the Rejected Contracts is set forth on Exhibit G attached hereto.

            "RELEASED PARTIES" has the meaning ascribed to such term in Article
12.4 of the Plan.

            "REORGANIZATION CASES" means, collectively, the jointly administered cases currently pending before the Bankruptcy Court under Chapter 11 of the Bankruptcy Code, which cases were commenced by the Debtors on the Petition Date and presently bear Case Nos. 04-33579-BKC-PGH, 04-33580-BKC-PGH,
04-33581-BKC-PGH, 04-33583-BKC-PGH, and 04-33584-BKC-PGH.

            "REORGANIZED DEBTORS" means each of the Debtors on and after the Effective Date as reorganized pursuant to the Plan, including any successor thereto by merger, consolidation or otherwise.

            "REORGANIZED PARENT" means U.S. Plastic Lumber Corp. on and after the Effective Date as reorganized pursuant to the Plan, including any successor thereto by merger, consolidation or otherwise.

            "REORGANIZED PARENT BYLAWS" means the Bylaws of the Reorganized Parent, as they may be amended or amended and restated from time to time pursuant to the Plan or otherwise. The form of the Reorganized Parent Bylaws is attached hereto as Exhibit H.

            "REORGANIZED PARENT CHARTER" means the articles of incorporation of the Reorganized Parent, as they may be amended or amended and restated pursuant to the Plan, the Confirmation Order, the Nevada Corporation Law or otherwise and filed with the Office of the Secretary of State of Nevada. The form of the Reorganized Parent Charter is attached hereto as Exhibit I.

            "REORGANIZED PARENT COMMON STOCK" means the shares of the common capital stock of the Reorganized Parent authorized in the Reorganized Parent Charter, to be issued and distributed as of the Effective Date pursuant to the provisions of the Plan.

            "REORGANIZED PARENT PREFERRED STOCK" means the shares of the preferred stock of the Reorganized Parent authorized in the Reorganized Parent Charter.

            "REORGANIZED PARENT STOCK OPTION PLAN" means the stock option plan to be adopted by the Reorganized Parent as of the Effective Date for the issuance of options to key employees of the Reorganized Debtors to purchase the Reorganized Parent Common Stock. It is presently anticipated that such stock options, if fully exercised as of the Effective Date, would constitute thirteen percent (13%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date. The form of the Reorganized Parent Stock Option Plan is attached hereto as Exhibit J.

            "RESERVED CLAIMS" means all Disputed Claims as of the applicable determination date in the full amount listed in the Schedules, unless a Proof of Claim was timely filed with respect to such Claim, in which case in the face amount of such Proof of Claim, or unless such Claim has been estimated by the Bankruptcy Court for the purpose of allowance pursuant to Section 502(c) of the Bankruptcy Code, in which case in such estimated amount. Unless any order of the Bankruptcy Court estimating a Claim provides otherwise, the amount so estimated shall apply both for voting purposes and for purposes of computing Reserved Claims. As used in the Plan, the term "Reserved Claims" shall not include any Disallowed Claims.

            "RETAINED CAUSES OF ACTION" means any and all of the Debtors' or the Estate's actions, claims, demands, rights, defenses, counterclaims, suits and causes of action, whether known or unknown, in law, equity or otherwise, against any Creditor or other third party, including (i) as described in the Disclosure Statement and Article 8.14 of the Plan and (ii) any actions, claims, demands, rights, defenses, counterclaims, suits and causes of action (a) brought prior to the Effective Date, (b) against any Person for failure to pay for products or services provided or rendered by any of the Debtors, (c) relating to enforcement of any of the Debtors' intellectual property rights, including patents, copyrights and trademarks, (d) against any former or current director or officer of any of the Debtors, including seeking any recovery from the D&O Policy, (e) seeking the recovery of any of the Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors' businesses, including tax refunds, and (f) against Lees Development related in any way to the Ocala Purchase Agreement or the Ocala Sale Order; provided, however, that when used in the Plan, the term "Retained Causes of Action" shall not include (a) any actions, claims, demands, rights, defenses, counterclaims, suits and causes of action released or waived pursuant to Article 8.14, 12.3 or 12.4 of the Plan, by order of the Bankruptcy Court, or in writing by the Debtors or the Reorganized Debtors or (b) the Unsecured Creditors Trust Actions. As used in the Plan, the term "Retained Causes of Action" shall also specifically include any claims, demands, rights and causes of action that may only be asserted by a Person other than the Debtors (including the Holder of a Claim or Equity Interest) on a derivative basis. The Retained Causes of Action shall be retained by the Reorganized Debtors on the Effective Date.

            "SAFECO" means Safeco Credit Company, Inc.

            "SAFECO COLLATERAL SCHEDULES" means the Collateral Schedules executed by U.S. Plastic Lumber Ltd. and The Eaglebrook Group, Inc. in favor of Safeco pursuant to the Equipment Lenders' Security Agreement.

            "SAFECO EQUIPMENT" means those items of equipment purchased by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. with proceeds of loans advanced by Safeco to such parties and which are listed on the Safeco Collateral Schedules.

            "SAFECO LOAN DOCUMENTS" means the Safeco Notes, the Equipment Lenders' Security Agreement, the Equipment Lenders' Subordination Agreement, the Safeco Collateral Schedules, and all documents executed in connection therewith, as any such document has been amended, modified or supplemented thereafter in accordance with its terms.

            "SAFECO NOTES" means any and all outstanding and unpaid promissory notes executed by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. in favor of Safeco in connection with the purchase of the Safeco Equipment, as referenced in the Safeco Collateral Schedules.

            "SAFECO REMAINING EQUIPMENT" means the Safeco Equipment which has not yet been sold or released by Safeco or GE Capital or sold by any of the Debtors.

            "SCHEDULES" means, collectively, the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors in the Reorganization Cases pursuant to Bankruptcy Rule 1007, as such schedules or statements have been or may be amended or supplemented from time to time.

            "SCHULTES" means Schultes, Inc., a New Jersey corporation.

            "SECURED CLAIM" means any Claim that is (a) secured in whole or in part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under
Section 553 of the Bankruptcy Code, but, with respect to both (a) and (b) above, only to the extent of the Estate's interest in the value of the Collateral securing any such Claim or the amount subject to setoff, as the case may be. Except as otherwise provided in the Plan, if the value of a Creditor's interest in the Estate's interest in the Collateral securing such Claim or the amount subject to setoff is less than the amount of the Allowed Claim, then such deficiency shall constitute an Unsecured Claim.

            "SECURED CREDITOR" means any Creditor holding a Secured Claim.

            "SECURITIES ACT" means the Securities Act of 1933, as it has been or may be amended from time to time, and the rules and regulations promulgated thereunder.

            "SECURITY" has the meaning ascribed to such term in Section 101(49) of the Bankruptcy Code.

            "SERIES D PREFERRED STOCK" means the Series D Preferred Stock, 15% Coupon, having a par value of $0.001 per share, of U.S. Plastic Lumber Corp.

            "SERIES E PREFERRED STOCK" means the Series E Preferred Stock, 10% Coupon, having a par value of $0.001 per share, of U.S. Plastic Lumber Corp.

            "SIEMENS" means Siemens Financial Services, Inc.

            "SIEMENS COLLATERAL SCHEDULES" means the Collateral Schedules executed by U.S. Plastic Lumber Ltd. and The Eaglebrook Group, Inc. in favor of Siemens pursuant to the Equipment Lenders' Security Agreement.

            "SIEMENS EQUIPMENT" means those items of equipment purchased by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. with proceeds of loans advanced by Siemens to such parties and which are listed on the Siemens Collateral Schedules.

            "SIEMENS LOAN DOCUMENTS" means the Siemens Notes, the Equipment Lenders' Security Agreement, the Equipment Lenders' Subordination Agreement, the Siemens Collateral Schedules, and all documents executed in connection therewith, as any such document has been amended, modified or supplemented thereafter in accordance with its terms.

            "SIEMENS NOTES" means any and all outstanding and unpaid promissory notes executed by U.S. Plastic Lumber Ltd. or The Eaglebrook Group, Inc. in favor of Siemens in connection with the purchase of the Siemens Equipment, as referenced in the Siemens Collateral Schedules.

            "SIEMENS RETAINED EQUIPMENT" means the Siemens Equipment to be retained by the Debtors under the Plan. As used in the Plan, the term "Siemens Retained Equipment" shall not include any of the Siemens Equipment originally listed on the Siemens Collateral Schedules which (i) has since been sold or released by Siemens or sold by any of the Debtors, (ii) is no longer in the possession of any of the Debtors, or (iii) is not needed for the future business operations of the Debtors. A list of the Siemens Retained Equipment is set forth on Exhibit K attached hereto.

            "STOCK PURCHASE ELECTION" means the election by a Holder of an Allowed Class 14 Equity Interest on its Ballot to purchase Plan Investors Shares as further described in Article 5.15.1.3 of the Plan.

            "STOCK PURCHASE PRICE" means $.65 per share of the Reorganized Parent Common Stock.

            "STOCK PURCHASE SHARE AMOUNT" means, with respect to any Plan Investor or Electing Stockholder, the total Plan Investors Shares multiplied by a fraction, the numerator of which shall be the number of Allowed Class 14 Equity Interests held by any such Plan Investor or Electing Stockholder and the denominator of which shall be the sum of all Allowed Class 14 Equity Interests held by all Plan Investors and Electing Stockholders.

            "SUBORDINATED SECURITIES CLAIM" means a Claim subject to subordination under Section 510(b) of the Bankruptcy Code, including any Claim that arises from the rescission of a purchase or sale of a Security of U.S. Plastic Lumber Corp. (including the Existing Common Stock, the Series D Preferred Stock, and the Series E Preferred Stock), or for damages arising from the purchase or sale of such a Security, or for reimbursement, indemnification, or contribution allowed under Section 502 of the Bankruptcy Code on account of such Claim.

            "SUBSIDIARIES" means U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc., U.S. Plastic Lumber Finance Corporation, and U.S. Plastic Lumber IP Corporation, and any other Affiliates of U.S. Plastic Lumber Corp. that are or have been directly or indirectly owned or controlled by U.S. Plastic Lumber Corp.

            "SUBSIDIARY EQUITY INTERESTS" means the equity interests (including common stock) issued by any of the Subsidiaries and held, directly or indirectly, by any of the Debtors.

            "SUPERPRIORITY CLAIM" means any Claim created by a Final Order of the Bankruptcy Court providing for a priority senior to that provided in Section 507(a)(1) of the Bankruptcy Code, including any such Claims granted under Sections 364(c)(1) and 365 of the Bankruptcy Code.

            "TORT CLAIM" means any Claim or demand now existing or hereafter arising (including all thereof in the nature of or sounding in tort, contract, warranty or under any other theory of law or equity) against the Debtors, their predecessors, successors or assigns, Subsidiaries or Affiliates, or their present or former officers, directors or employees, for, relating to, or arising from any death, personal injury or damages or loss (whether physical, emotional or otherwise) to any Person or Property, including any Claim or demand for compensatory damages (such as loss of consortium, wrongful death, unearned wages, survivorship, proximate, consequential, general, and special damages) and punitive damages, and any products liability claim, in each case for any act or event occurring prior to the Effective Date, whether or not such Claim or demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, or whether or not the facts of or legal basis for such Claim or demand are known or unknown, or whether or not the loss or damage giving rise to such Claim or demand was diagnosable, undiagnosable, detectable or undetectable before the Effective Date; provided, however, that, when used in the Plan, the term "Tort Claim" shall not include any Warranty Claim. Notwithstanding anything to the contrary contained herein, when used in the Plan, the term "Tort Claim" shall be broadly construed and shall include (a) claims that may or may not presently constitute "claims" within the meaning of Section 101(5) of the Bankruptcy Code and (b) demands that may or may not presently constitute "demands" within the meaning of
Section 524(g)(5) of the Bankruptcy Code.

            "TRANSFER AGENT" means Interwest Transfer Company, Inc.

            "TRIAX" means Triax Capital Advisors, LLC.

            "UNIMPAIRED" refers to a Claim that is not Impaired.

            "UNITED STATES" means the United States of America.

            "UNITED STATES TRUSTEE" means the Office of the United States Trustee for the Southern District of Florida.

            "UNSECURED CLAIM" means any Claim which is not an Administrative Expense Claim, Priority Tax Claim, Priority Claim, Secured Claim, Intercompany Claim, or Excess Tort Claim, including (a) any Claim arising from the rejection of an executory contract or unexpired lease under Section 365 of the Bankruptcy Code, (b) any portion of a Claim to the extent the value of the Creditor's interest in the Estate's interest in the Collateral securing such Claim is less than the amount of the Allowed Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Allowed Claim, as determined pursuant to Section 506(a) of the Bankruptcy Code, but excluding (i) any deficiency claim of AMPAC in respect of the Class 2 Claims, (ii) any deficiency claim of Halifax in respect of the Class 3 Claims, and (iii) any deficiency claims of the Equipment Lenders in respect of the Claims in Classes 4 through 8, (c) any Claims arising from the provision of goods or services to the Debtors prior to the Petition Date, (d) any Warranty Claim, and (e) any Claim designated as an Unsecured Claim elsewhere in the Plan.

            "UNSECURED CONVENIENCE CLAIM" means an Unsecured Claim (i) as to which the Allowed Amount of such Claim is less than or equal to $5,000 or (ii) as to which the Allowed Amount of such Claim is greater than $5,000 and the Holder of such Claim has agreed to reduce the Allowed Amount of its Claim to $5,000 and made the Convenience Class Election on its Ballot within the time fixed by the Bankruptcy Court.

            "UNSECURED CREDITOR" means any Creditor holding an Unsecured Claim.

            "UNSECURED CREDITORS CASH PAYMENT" means a payment in an amount equal to ten percent (10%) of the Allowed Class 11 Unsecured Claims, which payment shall be made by the Reorganized Debtors to the Unsecured Creditors Trust in accordance with Article 9.1.2 of the Plan. The Debtors reserve the right to place a cap on the amount of this payment depending on the final analysis of the Unsecured Claims.

            "UNSECURED CREDITORS SHARES" means all shares of Reorganized Parent Common Stock to be issued to the Holders of Allowed Class 11 Unsecured Claims, which shares shall constitute seven and one-half percent (7.5%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date (assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised). As set forth in
Article 5.4, under certain circumstances the Unsecured Creditors Shares could be increased by the amount of the Halifax Shares.

            "UNSECURED CREDITORS TRUST" means the irrevocable trust to be established on the Effective Date to hold and distribute the Unsecured Creditors Trust Assets and perform other duties, all as more particularly described in
Article 10 of the Plan and in the Unsecured Creditors Trust Agreement.

            "UNSECURED CREDITORS TRUST ACTION RECOVERIES" means the proceeds of any Unsecured Creditors Trust Actions received by the Unsecured Creditors Trustee less all related fees, costs and expenses of obtaining such proceeds, including fees of counsel for the Unsecured Creditors Trustee.

            "UNSECURED CREDITORS TRUST ACTIONS" means any and all of the Debtors' or the Estate's actions, claims, demands, rights to legal or equitable remedies, defenses, counterclaims, suits, and causes of action, whether known or unknown, matured or unmatured, disputed or undisputed and whether asserted directly or derivatively in law, equity or otherwise, (a) arising under Chapter 5 of the Bankruptcy Code (including Sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and regardless of whether or not litigation has been commenced as of the Confirmation Date to prosecute such actions), and (b) against any party who loaned money to any of the Debtors (including actions under Section 510 of the Bankruptcy Code and to recharacterize debt to equity), including any debenture; provided, however, that when used in the Plan, the term "Unsecured Creditors Trust Actions" shall not include (a) any actions, claims, demands, rights, defenses, counterclaims, suits and causes of action released or waived pursuant to Article 8.14, 12.3 or 12.4 of the Plan, by order of the Bankruptcy Court, or in writing by the Debtors or the Reorganized Debtors or (b) the Retained Causes of Action. The Unsecured Creditors Trust Actions shall be transferred to the Unsecured Creditors Trust on the Effective Date.

            "UNSECURED CREDITORS TRUST AGREEMENT" means the agreement specifying the rights and obligations of the Unsecured Creditors Trust and the Unsecured Creditors Trustee, to be executed by the Debtors and the Unsecured Creditors Trustee as of the Effective Date, which agreement shall be substantially in the form of Exhibit L attached hereto.

            "UNSECURED CREDITORS TRUST ASSETS" means (a) the Unsecured Creditors Cash Payment, (b) the Unsecured Creditors Trust Actions, which shall be transferred to the Unsecured Creditors Trust on the Effective Date as described in Article 10.2 of the Plan, (c) any Unsecured Creditors Trust Action Recoveries, and (d) any interest earned through the investment of the items described in subparagraphs (a) and (c) above.

            "UNSECURED CREDITORS TRUST EXPENSES" means all reasonable and necessary costs, taxes and expenses of or imposed on the Unsecured Creditors Trust, including compensation of the Unsecured Creditors Trustee (to be established on or before the date of the Confirmation Hearing), insurance premiums, legal, accounting and other professional fees and expenses, post-Effective Date fees of the United States Trustee for all disbursements made by the Unsecured Creditors Trust, overhead, and costs and expenses relating to the objection to and resolution of Class 11 Unsecured Claims (but excluding payments to Holders of Allowed Class 11 Unsecured Claims on account of such Claims), the prosecution of the Unsecured Creditors Trust Actions, and the performance of the other duties described in the Unsecured Creditors Trust Agreement and in Article 10.7 of the Plan.

            "UNSECURED CREDITORS TRUSTEE" means the trustee under the Unsecured Creditors Trust Agreement to be selected by the Creditors' Committee upon notice to the Debtors and such other parties as the Bankruptcy Court directs, with any dispute to be resolved by the Bankruptcy Court.

            "VOTING DEADLINE" means _____________, 2005, the last day to file a Ballot accepting or rejecting the Plan as fixed by the Disclosure Statement Approval Order.

            "VOTING INSTRUCTIONS" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "Voting Instructions."

            "WARRANTY CLAIM" means a Claim held by any Person pursuant to any written warranty offered by the Debtors or any implied warranties under applicable law with respect to products manufactured by the Debtors.

      2.1.2 Any capitalized term used in the Plan that is not defined in the Plan but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be (with the Bankruptcy Code or the Bankruptcy Rules, as the case may be, controlling in the case of a conflict or ambiguity).

2.2 RULES OF CONSTRUCTION.

      For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such contract, instrument, release, indenture or other agreement or document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been or may be amended, modified or supplemented; (d) if the Plan's description of the terms of an Exhibit is inconsistent with the terms of the Exhibit, the terms of the Exhibit shall control; (e) unless otherwise specified, all references in the Plan to Articles and Exhibits are references to Articles and Exhibits of or to the Plan; (f) unless the context requires otherwise, the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular Article or section or subsection of the Plan; (g) any phrase containing the term "include" or "including" shall mean including without limitation; (h) all of the Exhibits referred to in the Plan shall be deemed incorporated herein by such reference and made a part hereof for all purposes; (i) any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity's successors and assigns; and (j) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply in the construction of the Plan, to the extent such rules are not inconsistent with any other provision in this Article 2.2

                                    ARTICLE 3
                   TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS,
                    PRIORITY TAX CLAIMS, AND DIP LOAN CLAIMS

      In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified in the Plan. The treatment accorded to Administrative Expense Claims, Priority Tax Claims and the DIP Loan Claims is set forth below in this Article 3.

3.1 ADMINISTRATIVE EXPENSE CLAIMS.

      3.1.1 Except as otherwise provided in Articles 3.1.2 and 3.1.3 below, each Holder of an Allowed Administrative Expense Claim shall be paid (a) on the Distribution Date, an amount, in Cash, equal to the Allowed Amount of its Administrative Expense Claim, in accordance with Section 1129(a)(9)(A) of the Bankruptcy Code, or (b) under such other terms as may be agreed upon by both the Holder of such Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors, as the case may be, or (c) as otherwise ordered by a Final Order of the Bankruptcy Court.

      3.1.2 All fees and charges assessed against the Estate under Chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930, through the Effective Date shall be paid to the United States Trustee by the Reorganized Debtors no later than thirty (30) days following the Effective Date. At the time of such payment, the Reorganized Debtors shall also provide to the United States Trustee an appropriate affidavit indicating the disbursements for the relevant periods. Following the Effective Date, the Reorganized Debtors shall be responsible for any such fees required pursuant to 28 U.S.C. Section 1930(a)(6) arising or accruing from distributions made by the Reorganized Debtors under the Plan, and the Unsecured Creditors Trust shall be responsible for any such fees required pursuant to 28 U.S.C. Section 1930(a)(6) arising or accruing from distributions of the Unsecured Creditors Trust Assets made by the Unsecured Creditors Trust. The Confirmation Order shall include appropriate language addressing the responsibility for payment of fees required to be paid to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6) resulting from disbursements made by the Reorganized Debtors in connection with their business operations following the Effective Date. All such payments to the United States Trustee shall be in the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6) based upon the applicable disbursements for the relevant post-confirmation periods and shall be made within the time period set forth in 28 U.S.C. Section 1930(a)(6), until the earlier of the closing of the Reorganization Cases by the issuance of a Final Order by the Bankruptcy Court on the Final Decree Date, or upon the entry of an order by the Bankruptcy Court dismissing the Reorganization Cases or converting the Reorganization Cases to another chapter under the Bankruptcy Code. The party responsible for paying the post-confirmation United States Trustee fees shall provide to the United States Trustee at the time of each post-confirmation payment an appropriate affidavit indicating the disbursements for the relevant periods.

      3.1.3 All Allowed Administrative Expense Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Reorganization Cases will be paid by the Reorganized Debtors in the ordinary course of business in accordance with contract terms or as may be agreed upon by both the Holder of such Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors, as the case may be.

3.2 PRIORITY TAX CLAIMS.

      3.2.1 Each Holder of an Allowed Priority Tax Claim shall receive from the Reorganized Debtors deferred Cash payments, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to the Allowed Amount of its Priority Tax Claim, in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code. Such deferred Cash payments shall be made in monthly or quarterly installments by the Reorganized Debtors, commencing one hundred twenty (120) days after the Effective Date. Holders of Allowed Priority Tax Claims shall receive interest on account of their Allowed Priority Tax Claims at the rate established for delinquent tax obligations pursuant to 26 U.S.C. Section 6621. Notwithstanding the above, each Holder of an Allowed Priority Tax Claim may be paid under such other terms as may be agreed upon by both the Holder of such Allowed Priority Tax Claim and the Debtors or the Reorganized Debtors, as the case may be.

3.3 DIP LOAN CLAIMS.

      3.3.1 As stated in Article 1.1 above, the DIP Loan Claims shall not constitute an Administrative Expense Claim under the Plan. On the Effective Date or as soon thereafter as is practicable, in full and final satisfaction, settlement, release, extinguishment and discharge of the DIP Loan Claims, the following shall occur:

            3.3.1.1 the Reorganized Debtors shall execute and deliver a term promissory note in the original principal amount of $2,000,000 and security documents in favor of AMPAC, such note to provide for quarterly payments of principal and interest in accordance with an amortization schedule to be agreed upon by AMPAC and the Debtors and to be secured by a first priority Lien on all of the assets of the Reorganized Debtors (subject to any subordination that may be required under the terms of the Exit Financing Facility);

            3.3.1.2 AMPAC shall receive (or be vested with the right to receive) the DIP Loan Claims Shares; and

            3.3.1.3 as of the Effective Date, without any further action by any party, the Liens that secure the DIP Loan Claims shall be extinguished, shall be deemed null and void, and shall be unenforceable for all purposes, and the promissory note to be issued to AMPAC shall be secured by Liens on the assets of the Debtors as described above. To the extent that any Liens to secure the DIP Loan Claims have been filed or recorded publicly, if requested by the Reorganized Debtors, AMPAC shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens.

                                    ARTICLE 4
              DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS

      Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Equity Interests. A Claim or Equity Interest (a) is classified in a particular Class only to the extent the Claim or Equity Interest qualifies within the description of that Class and (b) is classified in a different Class to the extent the Claim or Equity Interest qualifies within the description of that different Class. Unless otherwise expressly stated, the Classes of Claims set forth below include Claims against all of the Debtors that qualify within the description of that Class. For purposes of this Plan, the Claims and Equity Interests are classified as follows:

4.1 CLASS 1: PRIORITY CLAIMS.

      Class 1 consists of all Priority Claims.

4.2 CLASS 2: SECURED CLAIMS AND OTHER CLAIMS OF AMPAC.

      Class 2 consists of all Secured Claims and other Claims of AMPAC represented by, related to or arising under or in connection with the AMPAC Prepetition Loan Documents, including the AMPAC Prepetition Loan Claims.

4.3 CLASS 3: SECURED CLAIMS AND OTHER CLAIMS OF HALIFAX.

      Class 3 consists of all Secured Claims and other Claims of Halifax represented by, related to or arising under or in connection with the Halifax Loan Documents.

4.4 CLASS 4: SECURED CLAIMS AND OTHER CLAIMS OF CIT.

      Class 4 consists of all Secured Claims and other Claims of CIT represented by, related to or arising under or in connection with the CIT Loan Documents and the Collateral Assignment.

4.5 CLASS 5: SECURED CLAIMS AND OTHER CLAIMS OF HSBC.

      Class 5 consists of all Secured Claims and other Claims of HSBC represented by, related to or arising under or in connection with the HSBC Loan Documents and the Collateral Assignment.

4.6 CLASS 6: SECURED CLAIMS AND OTHER CLAIMS OF GE CAPITAL.

      Class 6 consists of all Secured Claims and other Claims of GE Capital represented by, related to or arising under or in connection with the GE Capital Loan Documents and the Collateral Assignment.

4.7 CLASS 7: SECURED CLAIMS AND OTHER CLAIMS OF PEOPLE'S CAPITAL.

      Class 7 consists of all Secured Claims and other Claims of People's Capital represented by, related to or arising under or in connection with the People's Capital Loan Documents and the Collateral Assignment.

4.8 CLASS 8: SECURED CLAIMS AND OTHER CLAIMS OF SIEMENS.

      Class 8 consists of all Secured Claims and other Claims of Siemens represented by, related to or arising under or in connection with the Siemens Loan Documents and the Collateral Assignment.

4.9 CLASS 9: OTHER SECURED CLAIMS.

      Class 9 consists of all other Secured Claims not otherwise classified in the Plan, but excluding any Claims of any Governmental Authority for Prepetition taxes secured by Property of the Debtors.

4.10 CLASS 10: UNSECURED CONVENIENCE CLAIMS.

      Class 10 consists of all Unsecured Convenience Claims.

4.11 CLASS 11: UNSECURED CLAIMS (UNSECURED CLAIMS NOT OTHERWISE CLASSIFIED).

      Class 11 consists of all Unsecured Claims not otherwise classified in the Plan.

4.12 CLASS 12: INTERCOMPANY CLAIMS.

      Class 12 consists of all Intercompany Claims.

4.13 CLASS 13: SUBORDINATED SECURITIES CLAIMS.

      Class 13 consists of all Subordinated Securities Claims.

4.14 CLASS 14: EQUITY INTERESTS.

      Class 14 consists of all Equity Interests.

4.15 CLASS 15: EXISTING STOCK OPTIONS.

      Class 15 consists of all Existing Stock Options.

4.16 CLASS 16: SUBSIDIARY EQUITY INTERESTS.

      Class 16 consists of the Subsidiary Equity Interests.

                                    ARTICLE 5
               TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

      Claims and Equity Interests shall be treated under the Plan in the manner set forth in this Article 5. Except as otherwise specifically provided in the Plan, the treatment of, and the consideration to be received by, Holders of Allowed Claims and Holders of Allowed Equity Interests pursuant to the Plan shall be in full and final satisfaction, settlement, release, extinguishment and discharge of their respective Allowed Claims (of any nature whatsoever) and Allowed Equity Interests.

5.1 UNCLASSIFIED CLAIMS.

      Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and the DIP Loan Claims shall receive the treatment set forth in Article 3 of the Plan.

5.2 CLASS 1: PRIORITY CLAIMS.

      Class 1 consists of all Priority Claims. Each Holder of an Allowed Priority Claim shall be paid (a) on the Distribution Date, an amount, in Cash, equal to the Allowed Amount of its Priority Claim, in accordance with Section 1129(a)(9)(B) of the Bankruptcy Code, or (b) under such other terms as may be agreed upon by both the Holder of such Allowed Priority Claim and the Debtors or the Reorganized Debtors, as the case may be, or (c) as otherwise ordered by a Final Order of the Bankruptcy Court. Class 1 is unimpaired.

5.3 CLASS 2: SECURED CLAIMS AND OTHER CLAIMS OF AMPAC.

      5.3.1 Class 2 consists of all Secured Claims and other Claims of AMPAC represented by, related to or arising under or in connection with the AMPAC Prepetition Loan Documents, including the AMPAC Prepetition Loan Claims. On the Effective Date or as soon thereafter as is practicable, the following shall occur with respect to the Class 2 Claims:

            5.3.1.1 AMPAC or its designees shall receive (or be vested with the right to receive) the AMPAC Prepetition Loan Claims Shares;

            5.3.1.2 as of the Effective Date, without any further action by any party, the Liens that secure the Class 2 Claims shall be extinguished, shall be deemed null and void, and shall be unenforceable for all purposes. To the extent that any Liens to secure the Class 2 Secured Claims have been filed or recorded publicly, if requested by the Reorganized Debtors, AMPAC shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens;

            5.3.1.3 any deficiency owing to AMPAC with respect to the Class 2 Claims shall not be treated as a Class 11 Unsecured Claim; and

            5.3.1.4 any Proof of Claim filed by AMPAC with respect to the Class 2 Claims shall be deemed withdrawn, with prejudice, in its entirety as of the Effective Date.

Class 2 is impaired.

5.4 CLASS 3: SECURED CLAIMS AND OTHER CLAIMS OF HALIFAX.

      5.4.1 Class 3 consists of all Secured Claims and other Claims of Halifax represented by, related to or arising under or in connection with the Halifax Loan Documents. At the present time, the Debtors believe that, due to the first priority Liens on the Debtors' assets granted to AMPAC under the DIP Financing Order and the AMPAC Prepetition Loan Documents and pursuant to the Halifax Subordination Agreement, there is no Collateral securing the Class 3 Claims of Halifax. In addition, the Debtors and the Creditors' Committee are in the process of reviewing and investigating the Halifax Loan Documents and certain Prepetition actions of Halifax to determine if the Class 3 Claims of Halifax should be subordinated to the Class 11 Unsecured Claims or recharacterized as equity. The treatment proposed below is in lieu of litigation over the extent, validity, and priority of the Secured Claims of Halifax as well as litigation over the subordination or recharacterization of the Class 3 Claims, although the Debtors reserve the right to withdraw this treatment based on the results of the investigation of Halifax. On the Effective Date or as soon thereafter as is practicable, except to the extent that Halifax agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 3 Claims:

            5.4.1.1 Halifax shall receive (or be vested with the right to receive) the Halifax Shares; provided, however, if the Creditors' Committee or the Unsecured Creditors Trust prevails in any action filed against Halifax seeking subordination or recharacterization of the Class 3 Claims, then the Halifax Shares shall be added to the amount of the Unsecured Creditors Shares for distribution to the Holders of Allowed Unsecured Claims in Class 11;

            5.4.1.2 as of the Effective Date, without any further action by any party, the Liens that secure the Class 3 Claims shall be extinguished, shall be deemed null and void, and shall be unenforceable for all purposes. To the extent that any Liens to secure the Class 3 Secured Claims have been filed or recorded publicly, if requested by the Reorganized Debtors, Halifax shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens;

            5.4.1.3 any deficiency owing to Halifax with respect to the Class 3 Claims shall not be treated as a Class 11 Unsecured Claim; and

            5.4.1.4 any Proof of Claim filed by Halifax with respect to the Class 3 Claims shall be deemed withdrawn, with prejudice, in its entirety as of the Effective Date.

Class 3 is impaired.

5.5 CLASS 4: SECURED CLAIMS AND OTHER CLAIMS OF CIT.

      5.5.1 Class 4 consists of all Secured Claims and other Claims of CIT represented by, related to or arising under or in connection with the CIT Loan Documents and the Collateral Assignment. On the Effective Date or as soon thereafter as is practicable, except to the extent that CIT agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 4
Claims:

            5.5.1.1 prior to and during the course of the Reorganization Cases, certain items of the CIT Equipment originally listed on the CIT Collateral Schedules have been sold or released by CIT or sold by the Debtors. In addition, certain items of the CIT Equipment originally listed on the CIT Collateral Schedules are no longer in the possession of any of the Debtors. In computing the amount of its current Claim, CIT shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the CIT Equipment;

            5.5.1.2 certain items of the CIT Equipment originally listed on the CIT Collateral Schedules may not be needed for the future business operations of the Debtors. Prior to the Effective Date, the Debtors will turn over to CIT such unnecessary items of CIT Equipment. In computing the amount of its current Claim, CIT shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the CIT Equipment as are returned pursuant to this Article 5.5.1.2;

            5.5.1.3 set forth on Exhibit C attached hereto is a list of the CIT Retained Equipment, which will be retained by the Reorganized Debtors following the Effective Date. The Debtors will file a motion with the Bankruptcy Court prior to the Confirmation Hearing, pursuant to Section 506 of the Bankruptcy Code, seeking a valuation of the CIT Retained Equipment so as to determine the actual Secured Claim associated with the CIT Retained Equipment as well as the post-confirmation monthly payments to be made under the CIT Notes necessary and sufficient to satisfy such Secured Claim;

            5.5.1.4 the Debtors' obligations under the CIT Notes (as modified following the valuation of the CIT Retained Equipment) shall continue to be secured by the CIT Retained Equipment and, to the extent of any deficiency under the CIT Loan Documents, by the Collateral Assignment (subject to Article 5.5.1.5), but only to the extent that CIT has a valid, perfected security interest in the CIT Retained Equipment and the Collateral Assignment;

            5.5.1.5 as stated in Article 7.2, of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. Pursuant to the CIT Loan Documents, upon such purchase, CIT will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the CIT Loan Documents. Any such deficiency shall not include the value of any CIT Equipment returned to CIT or the value of the CIT Retained Equipment;

            5.5.1.6 CIT shall not be entitled to a Class 11 Unsecured Claim under the Plan. If CIT asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and

            5.5.1.7 any Proof(s) of Claim filed by CIT with respect to the Class 4 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

It is the Debtors' position that, under the Plan, CIT will retain unaltered all of the legal, equitable and contractual rights under the CIT Loan Documents and the Collateral Assignment in accordance with Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 4 Claims are Impaired Claims, then (a) CIT shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of CIT described herein meets the requirements of Section 1129(b)(2)(A)(i) and (iii).

5.6 CLASS 5: SECURED CLAIMS AND OTHER CLAIMS OF HSBC.

      5.6.1 Class 5 consists of all Secured Claims and other Claims of HSBC represented by, related to or arising under or in connection with the HSBC Loan Documents and the Collateral Assignment. On the Effective Date or as soon thereafter as is practicable, except to the extent that HSBC agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 5
Claims:

            5.6.1.1 prior to and during the course of the Reorganization Cases, certain items of the HSBC Equipment originally listed on the HSBC Collateral Schedules have been sold or released by HSBC or sold by the Debtors. In addition, certain items of the HSBC Equipment originally listed on the HSBC Collateral Schedules are no longer in the possession of any of the Debtors. In computing the amount of its current Claim, HSBC shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the HSBC Equipment;

            5.6.1.2 certain items of the HSBC Equipment originally listed on the HSBC Collateral Schedules may not be needed for the future business operations of the Debtors. Prior to the Effective Date, the Debtors will turn over to HSBC such unnecessary items of HSBC Equipment. In computing the amount of its current Claim, HSBC shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the HSBC Equipment as are returned pursuant to this Article 5.6.1.2;

            5.6.1.3 set forth on Exhibit E attached hereto is a list of the HSBC Retained Equipment, which will be retained by the Reorganized Debtors following the Effective Date. The Debtors will file a motion with the Bankruptcy Court prior to the Confirmation Hearing, pursuant to Section 506 of the Bankruptcy Code, seeking a valuation of the HSBC Retained Equipment so as to determine the actual Secured Claim associated with the HSBC Retained Equipment as well as the post-confirmation monthly payments to be made under the HSBC Notes necessary and sufficient to satisfy such Secured Claim;

            5.6.1.4 the Debtors' obligations under the HSBC Notes (as modified following the valuation of the HSBC Retained Equipment) shall continue to be secured by the HSBC Retained Equipment and, to the extent of any deficiency under the HSBC Loan Documents, by the Collateral Assignment (subject to Article 5.6.1.5), but only to the extent that HSBC has a valid, perfected security interest in the HSBC Retained Equipment and the Collateral Assignment;

            5.6.1.5 as stated in Article 7.2, of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. Pursuant to the HSBC Loan Documents, upon such purchase, HSBC will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the HSBC Loan Documents. Any such deficiency shall not include the value of any HSBC Equipment returned to HSBC or the value of the HSBC Retained Equipment;

            5.6.1.6 HSBC shall not be entitled to a Class 11 Unsecured Claim under the Plan. If HSBC asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and

            5.6.1.7 any Proof(s) of Claim filed by HSBC with respect to the Class 5 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

It is the Debtors' position that, under the Plan, HSBC will retain unaltered all of the legal, equitable and contractual rights under the HSBC Loan Documents and the Collateral Assignment in accordance with Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 5 Claims are Impaired Claims, then (a) HSBC shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of HSBC described herein meets the requirements of Section 1129(b)(2)(A)(i) and (iii).

5.7 CLASS 6: SECURED CLAIMS AND OTHER CLAIMS OF GE CAPITAL.

      5.7.1 Class 6 consists of all Secured Claims and other Claims of GE Capital represented by, related to or arising under or in connection with the GE Capital Loan Documents and the Collateral Assignment. On the Effective Date or as soon thereafter as is practicable, except to the extent that GE Capital agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 6 Claims:

            5.7.1.1 prior to and during the course of the Reorganization Cases, certain items of the GE Capital Equipment originally listed on the GE Capital Collateral Schedules and certain items of the Safeco Equipment originally listed on the Safeco Collateral Schedules have been sold or released by GE Capital and/or Safeco or sold by the Debtors. In addition, pursuant to the GE Capital Stay Relief Order, GE Capital has received possession of, and is continuing to sell, the GE Capital Remaining Equipment and the Safeco Remaining Equipment. In computing the amount of its current Claim, GE Capital shall be required to deduct from its total Claim all amounts received from the sale or other disposition of any such Equipment;

            5.7.1.2 pursuant to the GE Capital Stay Relief Order, the Secured Claims of GE Capital in the GE Capital Equipment have been fully satisfied. The Debtors' obligations under the GE Capital Notes and the Safeco Notes shall continue to be secured, to the extent of any deficiency under the GE Capital Loan Documents, by the Collateral Assignment (subject to Article 5.7.1.3), but only to the extent that GE Capital has a valid, perfected security interest in the Collateral Assignment;

            5.7.1.3 as stated in Article 7.2, of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. Pursuant to the GE Capital Loan Documents, upon such purchase, GE Capital will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the GE Capital Loan Documents. Any such deficiency shall not include the value of any GE Capital Equipment or Safeco Equipment returned to GE Capital;

            5.7.1.4 the Debtors and the Reorganized Debtors reserve all rights to seek the recovery of rent or storage charges from GE Capital with respect to the space utilized at the

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

      Chicago Property to store the GE Capital Equipment and the Safeco Equipment following its turnover to GE Capital;

            5.7.1.5 GE Capital shall not be entitled to a Class 11 Unsecured Claim under the Plan. If GE Capital asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and

            5.7.1.6 any Proof(s) of Claim filed by GE Capital with respect to the Class 6 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

It is the Debtors' position that, under the Plan, GE Capital will retain unaltered all of the legal, equitable and contractual rights under the GE Capital Loan Documents and the Collateral Assignment in accordance with Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 6 Claims are Impaired Claims, then (a) GE Capital shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of GE Capital described herein meets the requirements of Section 1129(b)(2)(A)(i) and (iii).

5.8 CLASS 7: SECURED CLAIMS AND OTHER CLAIMS OF PEOPLE'S CAPITAL.

      5.8.1 Class 7 consists of all Secured Claims and other Claims of People's Capital represented by, related to or arising under or in connection with the People's Capital Loan Documents and the Collateral Assignment. On the Effective Date or as soon thereafter as is practicable, except to the extent that People's Capital agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 7 Claims:

            5.8.1.1. prior to and during the course of the Reorganization Cases, certain items of the People's Capital Equipment originally listed on the People's Capital Collateral Schedules have been sold or released by People's Capital or sold by the Debtors. In addition, pursuant to the People's Capital Stay Relief Order, People's Capital has received possession of, and is continuing to sell, the People's Capital Remaining Equipment. In computing the amount of its current Claim, People's Capital shall be required to deduct from its total Claim all amounts received from the sale or other disposition of any such Equipment;

            5.8.1.2. pursuant to the People's Capital Stay Relief Order, the Secured Claims of People's Capital in the People's Capital Equipment have been fully satisfied. The Debtors' obligations under the People's Capital Notes shall continue to be secured, to the extent of any deficiency under the People's Capital Loan Documents, by the Collateral Assignment (subject to Article 5.8.1.3), but only to the extent that People's Capital has a valid, perfected security interest in the Collateral Assignment;

            5.8.1.3. as stated in Article 7.2, of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. Pursuant to the People's Capital Loan Documents, upon such purchase, People's Capital will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the People's Capital Loan Documents. Any such deficiency shall not include the value of any People's Capital Equipment returned to People's Capital;

            5.8.1.4. the Debtors and the Reorganized Debtors reserve all rights to seek the recovery of rent or storage charges from People's Capital with respect to the space utilized at the Chicago Property to store the People's Capital Equipment following its turnover to People's Capital;

            5.8.1.5. People's Capital shall not be entitled to a Class 11 Unsecured Claim under the Plan. If People's Capital asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and

            5.8.1.6. any Proof(s) of Claim filed by People's Capital with respect to the Class 7 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

It is the Debtors' position that, under the Plan, People's Capital will retain unaltered all of the legal, equitable and contractual rights under the People's Capital Loan Documents and the Collateral Assignment in accordance with Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 7 Claims are Impaired Claims, then (a) People's Capital shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of People's Capital described herein meets the requirements of Section 1129(b)(2)(A)(i) and (iii).

5.9 CLASS 8: SECURED CLAIMS AND OTHER CLAIMS OF SIEMENS.

      5.9.1 Class 8 consists of all Secured Claims and other Claims of Siemens represented by, related to or arising under or in connection with the Siemens Loan Documents and the Collateral Assignment. On the Effective Date or as soon thereafter as is practicable, except to the extent that Siemens agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 8
Claims:

            5.9.1.1 prior to and during the course of the Reorganization Cases, certain items of the Siemens Equipment originally listed on the Siemens Collateral Schedules have been sold or released by Siemens or sold by the Debtors. In addition, certain items of the Siemens Equipment originally listed on the Siemens Collateral Schedules are no longer in the possession of any of the Debtors. In computing the amount of its current Claim, Siemens shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the Siemens Equipment;

            5.9.1.2 certain items of the Siemens Equipment originally listed on the Siemens Collateral Schedules may not be needed for the future business operations of the Debtors. Prior to the Effective Date, the Debtors will turn over to Siemens such unnecessary items of Siemens Equipment. In computing the amount of its current Claim, Siemens shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the Siemens Equipment as are returned pursuant to this Article 5.9.1.2;

            5.9.1.3 set forth on Exhibit K attached hereto is a list of the Siemens Retained Equipment, which will be retained by the Reorganized Debtors following the Effective Date. The Debtors will file a motion with the Bankruptcy Court prior to the Confirmation Hearing, pursuant to
      Section 506 of the Bankruptcy Code, seeking a valuation of the Siemens Retained Equipment so as to determine the actual Secured Claim associated with the Siemens Retained Equipment as well as the post-confirmation monthly payments to be made under the Siemens Notes necessary and sufficient to satisfy such Secured Claim;

            5.9.1.4 the Debtors' obligations under the Siemens Notes (as modified following the valuation of the Siemens Retained Equipment) shall continue to be secured by the Siemens Retained Equipment and, to the extent of any deficiency under the Siemens Loan Documents, by the Collateral Assignment (subject to Article 5.9.1.5), but only to the extent that Siemens has a valid, perfected security interest in the Siemens Retained Equipment and the Collateral Assignment;

            5.9.1.5 as stated in Article 7.2, of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. Pursuant to the Siemens Loan Documents, upon such purchase, Siemens will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the Siemens Loan Documents. Any such deficiency shall not include the value of any Siemens Equipment returned to Siemens or the value of the Siemens Retained Equipment;

            5.9.1.6 Siemens shall not be entitled to a Class 11 Unsecured Claim under the Plan. If Siemens asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and

            5.9.1.7 any Proof(s) of Claim filed by Siemens with respect to the Class 8 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

It is the Debtors' position that, under the Plan, Siemens will retain unaltered all of the legal, equitable and contractual rights under the Siemens Loan Documents and the Collateral Assignment in accordance with Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 8 Claims are Impaired Claims, then (a) Siemens shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of Siemens described herein meets the requirements of Section 1129(b)(2)(A)(i) and (iii).

5.10 CLASS 9: OTHER SECURED CLAIMS.

      Class 9 consists of all other Secured Claims not otherwise classified in the Plan, but excluding any Claims of any Governmental Authority for Prepetition taxes secured by Property of the Debtors. Within sixty (60) days following the Effective Date, the Reorganized Debtors shall either (a) return to the Secured Creditor any Property securing its Secured Claim in full satisfaction of the Secured Claim or (b) pay the Allowed Amount of the Secured Claim in full in accordance with the terms of any agreement governing such Secured Claim. Class 9 is unimpaired.

5.11 CLASS 10: UNSECURED CONVENIENCE CLAIMS.

      Class 10 consists of all Unsecured Convenience Claims. Within thirty (30) days after the later to occur of (a) the date an Unsecured Convenience Claim becomes an Allowed Unsecured Convenience Claim or (b) the date an Unsecured Convenience Claim becomes payable pursuant to any agreement between the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Allowed Unsecured Convenience Claim, the Holder of an Allowed Unsecured Convenience Claim shall receive Cash equal to (a) twenty percent (20%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $5,000 or (b) $1,000 if the amount of such Allowed Claim is greater than $5,000 and the Holder of such Allowed Claim has agreed to reduce the Allowed Amount of its Claim to $5,000 and has made the Convenience Class Election. Class 10 is impaired.

5.12 CLASS 11: UNSECURED CLAIMS (UNSECURED CLAIMS NOT OTHERWISE CLASSIFIED).

      Class 11 consists of all Unsecured Claims not otherwise classified in the Plan. Under the Plan, each Holder of an Allowed Unsecured Claim in Class 11 shall receive such Holder's Pro Rata Share of (i) the Unsecured Creditors Trust Assets and (ii) the Unsecured Creditors Shares. The timing and procedures for, and amount of, distributions to Holders of Allowed Class 11 Claims shall be in accordance with Article 10 of the Plan, the Confirmation Order, and the terms of the Unsecured Creditors Trust Agreement. Class 11 is impaired.

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

5.13 CLASS 12: INTERCOMPANY CLAIMS.

      Class 12 consists of all Intercompany Claims. On the Effective Date, all Intercompany Claims shall be deemed cancelled, annulled and extinguished without any further action and shall be of no further force and effect. No distribution shall be made under the Plan on account of the Intercompany Claims. Class 12 is impaired.

5.14 CLASS 13: SUBORDINATED SECURITIES CLAIMS.

      Class 13 consists of all Subordinated Securities Claims. Pursuant to
Section 510(b) of the Bankruptcy Code, each Allowed Class 13 Claim, if any, shall be subordinated to all Claims (including Class 11 Unsecured Claims) or Equity Interests that are senior to or equal to the Claim or Equity Interest represented by the Security of U.S. Plastic Lumber Corp. in question; provided, however, that if such Security is Existing Common Stock, such Allowed Class 13 Claim shall have the same priority as Class 14 Equity Interests. Since the Holders of Allowed Class 11 Claims will not be paid in full under the Plan, the Reorganized Debtors will not make any distribution or establish any reserve under the Plan for the Class 13 Claims, and Holders of Allowed Class 13 Claims will not have any rights against or interests in the Unsecured Creditors Trust, the Unsecured Creditors Trust Assets or the Unsecured Creditors Shares. Class 13 is impaired.

5.15 CLASS 14: EQUITY INTERESTS.

      5.15.1 Class 14 consists of all Equity Interests. On the Effective Date or as soon thereafter as is practicable, the following shall occur with respect to the Class 14 Equity Interests:

            5.15.1.1 subject to the treatment provided below in this Article 5.15.1, on the Effective Date, the Class 14 Equity Interests shall be deemed cancelled, annulled, extinguished and surrendered without any further action by any party and shall be of no further force and effect;

            5.15.1.2 each Holder of Allowed Class 14 Equity Interests on the Record Date who is a Qualifying Stockholder shall be entitled to receive such Holder's Pro Rata Share of the Class 14 Shares, as further described in Article 8.9 of the Plan; and

            5.15.1.3 Electing Stockholders may opt to purchase a portion of the Plan Investors Shares by making a one-time Cash payment to the Reorganized Parent, on or before the thirtieth (30th) day following the Effective Date, in an amount equal to the Stock Purchase Price multiplied by the Stock Purchase Share Amount. For example, if an Electing Stockholder holds 100,000 shares of Existing Common Stock, if the Plan Investors and all Electing Stockholders hold 1,000,000 shares of Existing Common Stock, and if the total number of Plan Investors Shares is 2,000,000, such Electing Stockholder would be entitled to purchase 200,000 of the Plan Investors Shares by making a payment of $130,000 (200,000 shares multiplied by the Stock Purchase Price) to the Reorganized Parent. To the extent any

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

      purchase of Plan Investors Shares by an Electing Stockholder is not ultimately consummated, then the Plan Investors will purchase such shares at the Stock Purchase Price.

Class 14 is impaired.

5.16 CLASS 15: EXISTING STOCK OPTIONS.

      Class 15 consists of all Existing Stock Options. On the Effective Date, the Class 15 Existing Stock Options shall be deemed cancelled, annulled, extinguished and surrendered without any further action by any party and shall be of no further force and effect. The Holders of Class 15 Existing Stock Options shall not receive or retain any Property or equity interest under the Plan on account of such Class 15 Existing Stock Options. Class 15 is impaired.

5.17 CLASS 16: SUBSIDIARY EQUITY INTERESTS.

      Class 16 consists of the Subsidiary Equity Interests. The Subsidiary Equity Interests will not be affected by the Plan and U.S. Plastic Lumber Corp. or any of the other Debtors, as the case may be, will retain the Subsidiary Equity Interests. No distributions will be made under the Plan on account of the Subsidiary Equity Interests. Class 16 is unimpaired.

                                    ARTICLE 6
                       ACCEPTANCE OR REJECTION OF THE PLAN

6.1 EACH IMPAIRED CLASS ENTITLED TO VOTE SEPARATELY.

      Except as otherwise provided in Article 6.4, the Holders of Claims or Equity Interests in each Impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan.

6.2 ACCEPTANCE BY IMPAIRED CLASSEs.

      Classes 2, 3, 10 and 11 are Impaired under the Plan. Pursuant to Section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated pursuant to Section 1126(e) of the Bankruptcy Code) of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated pursuant to Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. If a Holder of a Claim holds more than one Claim in any one Class, all Claims of such Holder in such Class shall be aggregated and deemed to be one Claim for purposes of determining the number of Claims in such Class voting on the Plan. Class 14 is Impaired under the Plan. Pursuant to Section 1126(d) of the Bankruptcy Code, an Impaired Class of Equity Interests shall have accepted the Plan if the Holders (other than any Holder designated pursuant to Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan.

6.3 PRESUMED ACCEPTANCE OF PLAN BY UNIMPAIRED CLASSES.

      Classes 1, 4, 5, 6, 7, 8, 9 and 16 are Unimpaired under the Plan. Pursuant to Section 1126(f) of the Bankruptcy Code, each such Class and the Holders of Claims or Equity Interests in such Classes are conclusively presumed to have accepted the Plan and, thus, are not entitled to vote on the Plan. Accordingly, votes of Holders of Claims or Equity Interests in such Classes are not being solicited by the Debtors. Except as otherwise expressly provided in the Plan, nothing contained herein or otherwise shall affect the rights and legal and equitable claims or defenses of the Debtors, the Reorganized Debtors or the Unsecured Creditors Trustee in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

6.4 DEEMED NON-ACCEPTANCE OF PLAN.

      Holders of Class 12 Intercompany Claims, Class 13 Subordinated Securities Claims and Class 15 Existing Stock Options shall not receive any distribution or retain any Property or equity interest under the Plan on account of such Intercompany Claims, Subordinated Securities Claims, and Existing Stock Options and, therefore, Classes 12, 13 and 15 are deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Accordingly, votes of Holders of Class 12 Intercompany Claims, Class 13 Subordinated Securities Claims, and Class 15 Existing Stock Options are not being solicited by the Debtors.

6.5 IMPAIRMENT CONTROVERSIES.

      If a controversy arises as to whether any Claim or Equity Interest, or any Class of Claims or Class of Equity Interests, is Impaired under the Plan, such Claim, Equity Interest or Class shall be treated as specified in the Plan unless the Bankruptcy Court shall determine such controversy upon motion of the party challenging the characterization of a particular Claim or Equity Interest, or a particular Class of Claims or Class of Equity Interests, under the Plan.

                                    ARTICLE 7
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1 ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

      Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any Person or Entity shall be deemed assumed by the Debtors, including those executory contracts and unexpired leases listed on Exhibit A attached hereto (the "Assumed Contracts"), as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date, (iii) that is specifically designated as a contract or lease to be rejected on Exhibit G attached hereto (the "Rejected Contracts"), or (iv) is otherwise rejected pursuant to the terms of the Plan; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Exhibits A and G to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors shall provide notice of any amendments to Exhibits A and G to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Exhibits A and G shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder. For purposes of the Plan, (i) all non-compete agreements, non-disclosure agreements and indemnification agreements executed for the benefit of the Debtors shall be deemed to be executory contracts and Assumed Contracts (even if not listed on Exhibit A), and (ii) all non-compete agreements, non-disclosure agreements, indemnification agreements and guaranties executed by any of the Debtors for the benefit of a third party shall be deemed to be executory contracts and Rejected Contracts (even if not listed on Exhibit
G).

7.2 ASSUMPTION OF CHICAGO PURCHASE OPTION.

      At or prior to the Confirmation Date, U.S. Plastic Lumber Ltd. will file a motion with the Bankruptcy Court seeking to assume the Chicago Purchase Option and, upon such assumption, exercise its right to purchase the Chicago Property. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. The Chicago Property Lease shall stay in effect until the closing of the purchase of the Chicago Property.

7.3 APPROVAL OF ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

      Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Articles 7.1 and 7.2 hereof,
(ii) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Article 7.1 hereof, and (iii) the extension of time, pursuant to
Section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject the unexpired leases specified in Articles 7.1 and
7.2 hereof through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such unexpired leases. The assumption by the Debtors of the Assumed Contracts shall be binding upon any and all parties to such Assumed Contracts as a matter of law, and each such Assumed Contract shall be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan or an order of the Bankruptcy Court.

7.4 INCLUSIVENESS.

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

      Unless otherwise specified on Exhibits A and G, each executory contract and unexpired lease listed or to be listed on Exhibits A and G shall include modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Exhibits A and G.

7.5 CURE OF DEFAULTS.

      Any lessor or other party to an Assumed Contract (except those lessors or other parties whose leases or executory contracts have been previously assumed by a Final Order of the Bankruptcy Court) asserting a Cure Claim in connection with the assumption of any unexpired lease or executory contract as contemplated by Section 365(b) of the Bankruptcy Code must file such Cure Claim with the Bankruptcy Court on or before the Cure Claim Submission Deadline asserting all alleged amounts accrued or alleged defaults through the Effective Date. Any party failing to submit a Cure Claim by the Cure Claim Submission Deadline shall be forever barred from asserting, collecting or seeking to collect any amounts or defaults relating thereto against the Debtors or the Reorganized Debtors. The Debtors shall have thirty (30) days from the Cure Claim Submission Deadline or the date a Cure Claim is actually filed, whichever is later, to file an objection to the Cure Claim. Any disputed Cure Claims shall be resolved either consensually or by the Bankruptcy Court. Except as may otherwise be agreed to by the parties, within one hundred twenty (120) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed Cure Claims. All disputed Cure Claims shall be cured either within ninety (90) days after the entry of a Final Order determining the amount, if any, of the Debtors' liability with respect thereto or as may otherwise be agreed to by the parties.

7.6 CLAIMS UNDER REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

      Any Claim for damages arising by reason of the rejection of any executory contract or unexpired lease must be filed with the Bankruptcy Court on or before the Bar Date for rejection damage Claims in respect of such rejected executory contract or unexpired lease and served upon the Debtors or the Reorganized Debtors or the Unsecured Creditors Trustee (as the case may be) or such Claim shall be forever barred and unenforceable against the Debtors, the Reorganized Debtors, and the Unsecured Creditors Trust. Such Claims, once fixed and liquidated by the Bankruptcy Court and determined to be Allowed Claims, shall be Class 11 Allowed Claims. Any such Claims that become Disputed Claims shall be Class 11 Disputed Claims for purposes of administration of distributions under the Plan to Holders of Class 11 Allowed Claims. The Plan and any other order of the Bankruptcy Court providing for the rejection of an executory contract or unexpired lease shall constitute adequate and sufficient notice to Persons or Entities which may assert a Claim for damages from the rejection of an executory contract or unexpired lease of the Bar Date for filing a Claim in connection therewith.

7.7 INSURANCE POLICIES.

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

      All of the Debtors' insurance policies and any agreements, documents, or instruments relating thereto, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any Holder of a Tort Claim shall be in accordance with the treatment provided under Article 9.12 of the Plan. Nothing contained in the Plan shall constitute or be deemed a waiver of any Retained Cause of Action that the Debtors may hold against any Entity, including, without limitation, the insurer under any of the Debtors' insurance policies.

                                    ARTICLE 8
                       MEANS OF IMPLEMENTATION OF THE PLAN

8.1 GENERAL OVERVIEW OF THE PLAN TREATMENT OF CLAIMS AND EQUITY INTERESTS.

      The Plan provides for the continued operations of the Debtors as Reorganized Debtors. The Plan provides for Cash payments to certain Holders of Allowed Claims as well as the issuance of designated amounts of the Reorganized Parent Common Stock to certain Holders of Allowed Claims and certain Holders of Allowed Class 14 Equity Interests.

      Except as otherwise expressly provided in the Plan, any and all Allowed Administrative Expense Claims (including Allowed Administrative Expense Claims of Professionals) and Allowed Priority Claims will be paid in full in Cash. AMPAC will refinance $2,000,000 of the outstanding amount under the DIP Loan Documents and will receive shares of the Reorganized Parent Common Stock for the unpaid balance. Any and all Allowed Priority Tax Claims will be paid as provided in Article 3.2 of the Plan. AMPAC and Halifax (subject to the provisions of Article 5.4) will each receive shares of the Reorganized Parent Common Stock as payment in full for their Secured Claims. The Equipment Lenders will receive the treatment set forth in Articles 5.5 - 5.9 of the Plan in satisfaction of their Claims against the Debtors. The Holders of Allowed Unsecured Convenience Claims will receive a Cash payment for their Claims in the percentage or amount described in Article 5.11 of the Plan. On the Effective Date, all Unsecured Claims shall be automatically channeled, transferred and attached solely and exclusively to the Unsecured Creditors Trust, and the sole and exclusive right and remedy available to Unsecured Creditors shall be the entitlement, in accordance with the Plan and the Unsecured Creditors Trust Agreement, to (i) assert Unsecured Claims solely and exclusively against the Unsecured Creditors Trust and the Unsecured Creditors Trust Assets and (ii) receive Reorganized Parent Common Stock. Accordingly, under the Plan, each Holder of an Allowed Unsecured Claim in Class 11 will receive such Holder's Pro Rata Share of the Unsecured Creditors Trust Assets and the Unsecured Creditors Shares. As of the Effective Date, all Class 14 Equity Interests will automatically be deemed cancelled, annulled, extinguished and surrendered without any further action by any party and will be of no further force and effect. Each Holder of Allowed Class 14 Equity Interests who is a Qualifying Stockholder will receive such Holder's Pro Rata Share of the Class 14 Shares and certain Holders of Allowed Class 14 Equity Interests will have the option to purchase a portion of the Plan Investors Shares as further described in Article 5.15.1.3 of the Plan. The Holders of the Intercompany Claims, the Subordinated Securities Claims and the Existing Stock Options will not receive any distribution or retain any Property or equity interest under the Plan.

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

8.2 CONTINUED CORPORATE EXISTENCE.

      Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated and pursuant to its articles or certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such articles or certificate of incorporation and bylaws or other organizational documents are amended by the Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. It is presently anticipated that, on the Effective Date, U.S. Plastic Lumber Corp. will be reincorporated as a Delaware corporation in accordance with the provisions of the Delaware General Corporation Law.

8.3 EFFECTIVE DATE TRANSACTIONS.

      8.3.1 Subject to the approval of the Bankruptcy Court and the satisfaction or waiver of the conditions precedent to the occurrence of the Effective Date contained in Article 11.2 of the Plan, on (or as soon as practicable following) the Effective Date, the Plan shall be implemented and the following actions shall occur:

            8.3.1.1.  the closing shall occur under the Exit Financing Facility;

            8.3.1.2. the closing shall occur under the Chicago Purchase Option Financing Facility and U.S. Plastic Lumber Ltd. shall purchase the Chicago Property;

            8.3.1.3. the Debtors shall execute and deliver in favor of AMPAC the term promissory note and security documents as described in Article 3.3.1.1 of the Plan;

            8.3.1.4. the appointment of the Unsecured Creditors Trustee shall become effective;

            8.3.1.5.  the Creditors' Committee shall cease to exist;

            8.3.1.6. the Unsecured Creditors Trust Agreement shall be duly executed and delivered by the Debtors and the Unsecured Creditors Trustee;

            8.3.1.7. the Reorganized Debtors shall make the distributions as provided in Article 9.1 of the Plan (including the Unsecured Creditors Cash Payment);

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

            8.3.1.8. all Unsecured Claims shall be automatically channeled, transferred and attached solely and exclusively to the Unsecured Creditors Trust;

            8.3.1.9. all of the Intercompany Claims, the Class 14 Equity Interests, any shares of Common Stock held in treasury, and the Class 15 Existing Stock Options shall automatically be deemed cancelled, annulled, extinguished and surrendered without any further action by any party and shall be of no further force and effect;

            8.3.1.10. the Reorganized Parent Charter (as amended or amended and restated pursuant to Article 8.5 of the Plan) shall be filed with the Office of the Secretary of State of the State of Nevada;

            8.3.1.11. the closing shall occur under the Plan Investment
                      Agreement;

            8.3.1.12. subject to Article 8.3.1.10, the Reorganized Parent shall issue and distribute the Reorganized Parent Common Stock in accordance with Article 8.9 of the Plan; and

            8.3.1.13. the Reorganized Debtors and the Unsecured Creditors
                      Trustee shall carry out their respective responsibilities under the Plan, including the execution and delivery of all documentation contemplated by the Plan and the Plan Documents.

8.4 BOARDS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE REORGANIZED DEBTORS.

      8.4.1 As of the Effective Date, the executive officers and directors of the Debtors immediately prior to the Effective Date shall be deemed to have resigned without any further action by any party. On and after the Effective Date, the operations of each of the Reorganized Debtors shall continue to be the responsibility of its Board of Directors. Subject to any requirement of Bankruptcy Court approval pursuant to Section 1129(a)(5) of the Bankruptcy Code, the initial directors of each of the Reorganized Debtors will be named by the Debtors in the Plan Supplement. Each director of each of the Reorganized Debtors shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the applicable articles or certificate of incorporation and bylaws. Subject to any requirement of Bankruptcy Court approval pursuant to Section 1129(a)(5) of the Bankruptcy Code, the Board of Directors of each of the Reorganized Debtors shall have the responsibility for the selection of the executive officers of such Reorganized Debtor. The initial executive officers of each of the Reorganized Debtors will be named by the Debtors in the Plan Supplement. Each executive officer of each of the Reorganized Debtors shall serve from and after the Effective Date until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the applicable articles or certificate of incorporation and bylaws.

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

      8.4.2 From and after the Confirmation Date, the Board of Directors and executive officers of each of the Debtors and the Reorganized Debtors, as the case may be, shall have all powers accorded by law to put into effect and carry out the Plan and the Confirmation Order.

      8.4.3 To the extent that any of the Debtors have in place as of the Effective Date employment, indemnification and other agreements with their respective active directors, officers and employees who will continue in such capacities after the Effective Date, such agreements shall remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements. Such agreements may include equity, bonus and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate.

8.5 AMENDMENT OF CHARTER AND BYLAWS OF U.S. PLASTIC LUMBER CORP.

      The Board of Directors of U.S. Plastic Lumber Corp. shall take such action as may be necessary to cause the articles of incorporation of U.S. Plastic Lumber Corp. to be amended or amended and restated (a) to authorize a sufficient number of shares of the Reorganized Parent Common Stock necessary to meet the requirements set forth in Article 8.9 of the Plan, (b) to contain any provisions as may be required in order that such articles are consistent with the provisions of the Plan, the Bankruptcy Code, and the Confirmation Order, and (c) to provide, pursuant to Section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities. The bylaws of U.S. Plastic Lumber Corp. shall be amended as necessary to satisfy the provisions of the Plan. To the extent necessary, the Confirmation Order shall include appropriate language approving the Reorganized Parent Charter and the Reorganized Parent Bylaws. The Reorganized Parent Charter and the Reorganized Parent Bylaws shall be the charter and bylaws governing the Reorganized Parent on and after the Effective Date, subject to any right to amend the foregoing as permitted by applicable law.

8.6 EXIT FINANCING FACILITY.

      8.6.1. On the Effective Date, the Reorganized Debtors shall enter into the Exit Financing Facility. The Reorganized Debtors intend to utilize the proceeds of the Exit Financing Facility to make certain payments required to be made under the Plan on or shortly after the Effective Date (including payments to Holders of Allowed Administrative Expense Claims and to Holders of Allowed Unsecured Convenience Class Claims and the Unsecured Creditors Cash Payment), and provide them with the working capital and liquidity necessary to conduct their post-Confirmation operations.

      8.6.2. The precise terms of the Exit Financing Facility are currently being negotiated. It is anticipated, however, that the party extending the Exit Financing Facility will hold first priority liens on and security interests in all of the Reorganized Debtors' assets excluding the Chicago Property. The Reorganized Debtors may enter into all documents necessary and appropriate in connection with the Exit Financing Facility. The Exit Financing Facility Commitment Letter will be filed with the Plan Supplement and will be deemed attached hereto as Exhibit D. In the Confirmation Order, the

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

Bankruptcy Court shall approve the terms of the Exit Financing Facility in substantially the form filed with the Bankruptcy Court (and with such changes as to which the Debtors and the lender party thereto may agree) and authorize the applicable Reorganized Debtors to execute the same together with such other documents as the applicable Reorganized Debtors and the lender may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Financing Facility.

8.7 CHICAGO PURCHASE OPTION FINANCING FACILITY.

      8.7.1. On the Effective Date, the Reorganized Debtors shall enter into the Chicago Purchase Option Financing Facility. The Reorganized Debtors intend to utilize the proceeds of the Chicago Purchase Option Financing Facility to purchase the Chicago Property.

      8.7.2. The precise terms of the Chicago Purchase Option Financing Facility are currently being negotiated. It is anticipated, however, that the party extending the Chicago Purchase Option Financing Facility will hold a first priority mortgage on the Chicago Property. The Reorganized Debtors may enter into all documents necessary and appropriate in connection with the Chicago Purchase Option Financing Facility. The Chicago Purchase Option Financing Facility Commitment Letter will be filed with the Plan Supplement and will be deemed attached hereto as Exhibit B. In the Confirmation Order, the Bankruptcy Court shall approve the terms of the Chicago Purchase Option Financing Facility in substantially the form filed with the Bankruptcy Court (and with such changes as to which the Debtors and the lender party thereto may agree) and authorize the applicable Reorganized Debtors to execute the same together with such other documents as the applicable Reorganized Debtors and the lender may reasonably require in order to effectuate the treatment afforded to such parties under the Chicago Purchase Option Financing Facility.

8.8 PLAN INVESTMENT AGREEMENT.

      Pursuant to the terms and conditions of the Plan Investment Agreement, on the Effective Date, the Plan Investors shall pay to the Reorganized Parent Cash in an amount equal to $________, in exchange for which the Plan Investors shall receive the Plan Investors Shares; provided, however, that such amount will be adjusted downward as a result of any payments made by Electing Stockholders pursuant to Article 5.15.1.3 of the Plan.

8.9 ISSUANCE OF REORGANIZED PARENT COMMON STOCK; RECAPITALIZATION OF THE REORGANIZED PARENT.

      8.9.1. On the Effective Date, the Reorganized Parent shall authorize up to (___) shares of the Reorganized Parent Common Stock. On the Effective Date, the Reorganized Parent will be deemed to have issued shares of the Reorganized Parent Common Stock for distribution as follows:

            8.9.1.1 the DIP Loan Claims Shares to AMPAC (representing six and six-tenths percent (6.6%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised);

            8.9.1.2 the AMPAC Prepetition Loan Claims Shares to AMPAC or its designees (representing forty-three and five-tenths percent (43.5%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised);

            8.9.1.3 subject to Article 5.4 of the Plan, the Halifax Shares to Halifax (representing five percent (5%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised);

            8.9.1.4 the Unsecured Creditors Shares to the Holders of Allowed Class 11 Unsecured Claims (representing seven and one-half percent (7.5%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised);

            8.9.1.5 the Class 14 Shares to the Holders of Allowed Class 14 Equity Interests who are Qualifying Stockholders (representing two percent (2%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised); and

            8.9.1.6 the Plan Investors Shares to the Plan Investors and to the Electing Stockholders (representing twenty-two and four-tenths percent (22.4%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised).

Set forth on Exhibit M attached hereto is a pro forma recapitalization of the Reorganized Parent after giving effect to the issuance of the Reorganized Parent Common Stock and the full exercise of all shares reserved for issuance under the Reorganized Parent Stock Option Plan.

      8.9.2 On the Effective Date, the Reorganized Parent shall authorize shares of the Reorganized Parent Preferred Stock for future issuance upon terms to be designated from time to time by the Board of Directors of the Reorganized Parent following the Effective Date. No shares of Reorganized Parent Preferred Stock shall be issued pursuant to the Plan.

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

      8.9.3 Without limiting the effect of Section 1145 of the Bankruptcy Code, as of the Effective Date, the Reorganized Parent will enter into a registration rights agreement with _________________________________________________________.

      8.9.4 The Reorganized Parent will use its best efforts to list, as promptly as practicable after the Effective Date, the Reorganized Parent Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so.

8.10 EXEMPTIONS FROM SECURITIES LAWS.

      GENERAL. Pursuant to Section 1125(e) of the Bankruptcy Code, the transmittal of Plan solicitation packages (including the Disclosure Statement, the Plan, and the Ballot), the Debtors' solicitation of acceptances of the Plan, and the offer, issuance, sale or purchase of the Reorganized Parent Common Stock pursuant to the Plan, and the Debtors' and the Reorganized Debtors' and any other Person's participation in such activities, are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation of acceptance or rejection of a plan of reorganization or the offer, issuance, sale or purchase of securities.

      ISSUANCE OF REORGANIZED PARENT COMMON STOCK UNDER THE PLAN. On or as of the Effective Date, the Reorganized Parent shall issue and distribute the Reorganized Parent Common Stock in accordance with Article 8.9.1 of the Plan.
Section 1145(a)(1) of the Bankruptcy Code and Section 3(a)(10) of the Securities Act exempts the offer or sale of securities under a plan of reorganization of a debtor from registration under the Securities Act and under equivalent state securities or "blue sky" laws if such offer or sale is either (i) in exchange for a claim against the debtor, an interest in the debtor, or a claim for an administrative expense against the debtor, or (ii) "principally in such exchange and partly for cash or property." The Debtors believe that the exchange of the Reorganized Parent Common Stock for Claims and Equity Interests under the Plan satisfies the requirements of Section 1145(a)(1) of the Bankruptcy Code and that such transactions, therefore, are exempt from registration under federal and state securities laws.

      SUBSEQUENT TRANSFERS OF REORGANIZED PARENT COMMON STOCK.

      REORGANIZED PARENT COMMON STOCK ISSUED PURSUANT TO SECTION 1145 EXEMPTION. The Reorganized Parent Common Stock (all of which will be issued under the Section 1145(a)(1) exemption discussed above) may be freely transferred by most recipients thereof, and all resales and subsequent transactions for the Reorganized Parent Common Stock are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities. Section 1145(b)(1) of the Bankruptcy Code defines four types of "underwriters":

            (i) an entity that purchases a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received or to be received in exchange for such a claim or interest;

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

            (ii) an entity that offers to sell securities offered or sold under a bankruptcy plan for the holders of such securities;

            (iii) an entity that offers to buy securities offered or sold under a bankruptcy plan from the holders of such securities, if the offer to buy is made with a view to distributing such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; and

            (iv) an entity that is an "issuer" with respect to such securities, as the term "issuer" is defined in Section 2(11) of the Securities Act.

      Under Section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor (or its affiliate or successor) under a plan of reorganization may be deemed to "control" such debtor (and therefore be an underwriter for purposes of Section 1145), particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or affiliate's or successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the securities of a reorganized debtor may be presumed to be a "control person."

      To the extent that persons deemed to be "underwriters" receive Reorganized Parent Common Stock pursuant to the Plan, resales by such persons would not be exempted by Section 1145(a)(1) of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be underwriters, however, may be able to sell such securities without registration subject to the provisions of Rule 144 under the Securities Act as discussed below.

      REORGANIZED PARENT COMMON STOCK HELD BY UNDERWRITERS. Holders of Reorganized Parent Common Stock who are deemed to be "underwriters" within the meaning of Section 1145(b)(1) of the Bankruptcy Code or who may otherwise be deemed to be "affiliates" of, or to exercise "control" over, the Reorganized Parent within the meaning of Rule 405 of Regulation C under the Securities Act, may, in addition to any other exemptions that may be available under federal and state securities laws, under certain circumstances, be able to sell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 under the Securities Act. Generally, Rule 144 provides that, if certain conditions are met (e.g., volume limitations, manner of sale, availability of current information about the issuer, etc.), specified persons who resell such securities and are "affiliates" of the issuer of the securities sought to be resold will not be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act.

      The foregoing summary discussion is general in nature and has been included in the Plan solely for informational purposes. Although the Reorganized Parent Common Stock will become freely tradable by most recipients thereof as described above, it should be noted that there can be no assurance that the Reorganized Parent will be able to effect the listing of these securities or, if listed, that an active trading market for the Reorganized Parent Common Stock will develop or, if developed, that it will continue. Accordingly, no assurance can be given concerning the actual market for such shares or a Person's ability to sell such shares at any particular time. The Debtors do not make any representations concerning, and do not provide any opinion or advice with respect to, the securities law and bankruptcy law matters described above. In view of the uncertainty concerning the availability of exemptions from the registration requirements of the Securities Act and equivalent state securities or "blue sky" laws to a recipient of Reorganized Parent Common Stock who may be deemed to be an "underwriter" (within the meaning of Section 1145(b)(1) of the Bankruptcy Code) and/or an "affiliate" of, or a person who exercises "control" over, the Reorganized Parent under applicable federal and state securities laws, the Debtors encourage each person who is to receive Reorganized Parent Common Stock pursuant to the Plan to consider carefully and consult with its own legal advisor(s) with respect to such (and any related) matters.

8.11 CONTINUED PUBLIC REPORTING.

      The Debtors intend to reinstate U.S. Plastic Lumber Corp. as a publicly-traded corporation. In order to do so, U.S. Plastic Lumber Corp. will need to comply with the reporting requirements of the Exchange Act, and U.S. Plastic Lumber Corp. is currently examining the steps necessary to achieve such compliance.

8.12 CORPORATE ACTION.

      All matters provided for under the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, or any corporate action to be taken by or required of the Debtors or the Reorganized Debtors, including all action taken to approve the Exit Financing Facility, the Chicago Purchase Option Financing Facility, and the Reorganized Parent Charter, shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

8.13 SECTION 1146 EXEMPTION.

      Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, distribution, transfer or exchange of any security (including the Reorganized Parent Common Stock) or the making, delivery or recording of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or any Plan Document, or the revesting, transfer or sale of any real or personal Property of, by or in the Debtors or the Reorganized Debtors pursuant to, in implementation of or as contemplated by the Plan or any Plan Document, or any transaction arising out of, contemplated by or in any way related to the foregoing, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

8.14 PURSUIT OF UNSECURED CREDITORS TRUST ACTIONS AND RETAINED CAUSES OF ACTION.

      8.14.1 On the Effective Date, the Unsecured Creditors Trust Actions shall be transferred to the Unsecured Creditors Trust, except to the extent a Creditor or other third party has been specifically released from any Unsecured Creditors Trust Action by the terms of the Plan or by Bankruptcy Court order. The Unsecured Creditors Trust Actions shall be pursued by the Unsecured Creditors Trustee. Neither the Debtors or the Creditors' Committee is currently in a position to express an opinion on the merits of any of the Unsecured Creditors Trust Actions or on the recoverability of any amounts as a result of any such Unsecured Creditors Trust Actions. For purposes of providing notice, the Debtors state that any party in interest that engaged in business or other transactions with the Debtors Prepetition or that received payments from the Debtors Prepetition may be subject to litigation to the extent that applicable bankruptcy or non-bankruptcy law supports such litigation. The Unsecured Creditors Trust Assets will fund the expenses of the Unsecured Creditors Trustee to pursue the Unsecured Creditors Trust Actions, including fees of counsel for the Unsecured Creditors Trustee.

      8.14.2 The Reorganized Debtors will retain all Retained Causes of Action for their own benefit (and any proceeds thereof will not constitute Unsecured Creditors Trust Action Recoveries) and will have the right, in their sole and absolute discretion, to pursue, not pursue, settle, release or enforce any Retained Causes of Action without seeking any approval from the Bankruptcy Court. The Debtors are currently not in a position to express an opinion as to the merits of any of the Retained Causes of Action or on the recoverability of any amounts as a result of any such Retained Causes of Action. The Liens of AMPAC under the DIP Loan Documents and under the AMPAC Prepetition Loan Documents shall attach to any proceeds recovered from the Reorganized Debtors' pursuit of the Retained Causes of Action after deducting the reasonable and necessary fees and expenses of counsel to the Reorganized Debtors.

      8.14.3 No Creditor or other party should vote for the Plan or otherwise rely on the Confirmation of the Plan or the entry of the Confirmation Order in order to obtain, or on the belief that it will obtain, any defense to any Retained Cause of Action or any Unsecured Creditors Trust Action. No Creditor or other party should act or refrain from acting on the belief that it will obtain any defense to any Retained Cause of Action or Unsecured Creditors Trust Action. ADDITIONALLY, THE PLAN DOES NOT, AND IS NOT INTENDED TO, RELEASE ANY RETAINED CAUSES OF ACTION OR UNSECURED CREDITORS TRUST ACTIONS OR OBJECTIONS TO PROOFS OF CLAIM, AND ALL SUCH RIGHTS ARE SPECIFICALLY RESERVED IN FAVOR OF THE DEBTORS, THE REORGANIZED DEBTORS, THE CREDITORS' COMMITTEE AND THE UNSECURED CREDITORS TRUSTEE. Creditors are advised that legal rights, claims and rights of action the Debtors may have against them, if they exist, are retained under the Plan for prosecution unless a specific order of the Bankruptcy Court authorizes the Debtors to release such claims. As such, Creditors are cautioned not to rely on
(i) the absence of

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

the listing of any legal right, claim or right of action against a particular Creditor in the Disclosure Statement, the Plan, or the Schedules or (ii) the absence of litigation or demand prior to the Effective Date of the Plan as any indication that the Debtors do not possess or do not intend to prosecute a particular claim or cause of action if a particular Creditor votes to accept the Plan. It is the expressed intention of the Plan to preserve rights, Claims, and rights of action of the Debtors, whether now known or unknown, for the benefit of the Estate and the Debtors' creditors. A Retained Cause of Action or an Unsecured Creditors Trust Action shall not, under any circumstances, be waived as a result of the failure of the Debtors to describe such Retained Cause of Action or Unsecured Creditors Trust Action with specificity in the Plan or the Disclosure Statement.

      8.14.4 The Debtors do not presently know the full extent of the Retained Causes of Action or the Unsecured Creditors Trust Actions and, for purposes of voting on the Plan, all Creditors are advised that the Reorganized Debtors and the Unsecured Creditors Trustee will have substantially the same rights that a Chapter 7 trustee would have with respect to the Retained Causes of Action and the Unsecured Creditors Trust Actions. Accordingly, neither a vote to accept the Plan by any Creditor nor the entry of the Confirmation Order will act as a release, waiver, bar or estoppel of any Retained Cause of Action or Unsecured Creditors Trust Action against such Creditor or any other Person or Entity, unless such Creditor, Person or Entity is specifically identified by name as a released party in the Plan, in the Confirmation Order, or in any other Final Order of the Bankruptcy Court. Confirmation of the Plan and entry of the Confirmation Order is not intended to and shall not be deemed to have any res judicata or collateral estoppel or other preclusive effect which would precede, preclude, or inhibit prosecution of such Retained Causes of Action or Unsecured Creditors Trust Actions following Confirmation of the Plan. The Debtors may file with the Bankruptcy Court a schedule of Retained Causes of Action or Unsecured Creditors Trust Actions that are to be released on or before the Confirmation Date and such filing shall itself constitute a release.

8.15 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS.

      Each of the Chief Executive Officer, President, Chief Financial Officer, Secretary or Assistant Secretary, and Treasurer or Assistant Treasurer of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, mortgages, and other agreements or documents, and take such actions as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of the Plan or to otherwise comply with applicable law.

8.16 EXCLUSIVITY PERIOD.

      The Debtors will retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

                                    ARTICLE 9
                       PROVISIONS GOVERNING DISTRIBUTIONS

9.1 INITIAL CASH DISTRIBUTIONS.

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

      Within the times provided below, the Reorganized Debtors shall:

      9.1.1 by no later than ten (10) days following the Effective Date, (i) pay in full in Cash all Allowed Administrative Expense Claims (including Allowed Administrative Expense Claims of Professionals) and Allowed Priority Claims, and (ii) establish adequate reserves (the amount of such reserves to be in the sole discretion of the Reorganized Debtors) for any unresolved Administrative Expense Claims and Priority Claims;

      9.1.2 on the Effective Date (or such later date that all Class 11 Unsecured Claims have been resolved), pay the Unsecured Creditors Cash Payment to the Unsecured Creditors Trust; and

      9.1.3 within thirty (30) days after the later to occur of (a) the date an Unsecured Convenience Claim becomes an Allowed Unsecured Convenience Claim or (b) the date an Unsecured Convenience Claim becomes payable pursuant to any agreement between the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Allowed Unsecured Convenience Claim, pay Cash to the Holder of such Allowed Unsecured Convenience in the amount set forth in
               Article 5.11 of the Plan.

9.2 ISSUANCE OF NOTE AND SECURITY DOCUMENTS TO AMPAC.

      On the Effective Date, the Debtors will execute and deliver in favor of AMPAC the term promissory note and security documents described in Article
3.3.1.1 of the Plan.

9.3 DETERMINATION OF CLAIMS.

      9.3.1 Unless otherwise ordered by the Bankruptcy Court, and except as to any late-filed Claims and Claims resulting from the rejection of executory contracts or unexpired leases, if any, all objections to Claims shall be filed with the Bankruptcy Court on or before the Effective Date (unless such period is extended by the Bankruptcy Court upon motion of the Debtors, the Reorganized Debtors, or the Unsecured Creditors Trustee), and the Confirmation Order shall contain appropriate language to that effect. Holders of Unsecured Claims that have not filed such Claims on or before the Bar Date shall serve notice of any request to the Bankruptcy Court for allowance to file late Unsecured Claims on
(i) the Unsecured Creditors Trustee, (ii) the Debtors or the Reorganized Debtors, as the case may be, and (iii) such other parties as the Bankruptcy Court may direct. If the Bankruptcy Court grants the request to file a late Unsecured Claim, such Unsecured Claim shall be treated in all respects as a Class 11 Unsecured Claim. Objections to late-filed Claims and Claims resulting from the rejection of executory contracts or unexpired leases shall be filed on the later of (a) ninety (90) days following the Effective Date or (b) the date sixty (60) days after the Debtors, the Reorganized Debtors, or the Unsecured Creditors Trustee, as the case may be, receives actual notice of the filing of such Claim. Following the Effective Date, the Reorganized Debtors shall not have

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any obligation to object to, or resolve any pending objections to, Unsecured
Claims, which shall be the sole responsibility of the Unsecured Creditors
Trustee.

      9.3.2 Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder of the Claim if the Debtors or the Reorganized Debtors or the Unsecured Creditors Trustee effect service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, (b) to the extent counsel for the Holder of a Claim is unknown, by first class mail, postage prepaid, on the signatory on the Proof of Claim or other representative identified on the Proof of Claim or any attachment thereto, or (c) by first class mail, postage prepaid, on any counsel that has filed a notice of appearance in the Reorganization Cases on behalf of the Holder of a Claim.

         9.3.3 Disputed Claims shall be fixed or liquidated in the Bankruptcy Court as core proceedings within the meaning of 28 U.S.C. Section 157(b)(2)(B) unless the Bankruptcy Court orders otherwise. If the fixing or liquidation of a contingent or unliquidated Claim would cause undue delay in the administration of the Reorganization Cases, such Claim shall be estimated by the Bankruptcy Court for purposes of allowance and distribution. Upon receipt of a timely-filed Proof of Claim, the Debtors or other party in interest may file a request for estimation along with its objection to the Claim set forth therein. The determination of Claims in Estimation Hearings shall be binding for purposes of establishing the maximum amount of the Claim for purposes of allowance and distribution. With respect to Tort Claims and Environmental Claims, determination of such Claims in Estimation Hearings shall be binding only for purposes of voting and feasibility but not liquidation or distribution under the Plan. Procedures for specific Estimation Hearings, including provisions for discovery, shall be set by the Bankruptcy Court giving due consideration to applicable Bankruptcy Rules and the need for prompt determination of the Disputed Claim.

9.4 DE MINIMIS DISTRIBUTIONS AS TO ALLOWED CLASS 11 UNSECURED CLAIMS.

      In order to avoid the disproportionate expense and inconvenience associated with making distributions in an aggregate amount of less than $25.00 to the Holder of an Allowed Class 11 Claim, the Unsecured Creditors Trustee shall not be required to make, and shall be excused from making, any initial or interim distribution to such Holder which is in the amount of less than $25.00. At the time of any final distribution to the Holders of Allowed Class 11 Claims, all such excused distributions to such Holder shall be aggregated and, if such aggregated amount is $10.00 or more, the Unsecured Creditors Trustee shall make a final distribution to such Holder equal to such aggregated amount.

9.5 UNCLAIMED DISTRIBUTIONS.

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      9.5.1 If the Holder of an Allowed Claim fails to negotiate a check issued to such Holder within sixty (60) days of the date such check was issued, then the Reorganized Debtors or the Unsecured Creditors Trustee, as the case may be, shall provide written notice to such Holder stating that unless such Holder negotiates such check within thirty (30) days of the date of such notice, the amount of Cash attributable to such check shall be deemed to be unclaimed, such Holder shall be deemed to have no further Claim in respect of such check, such Holder's Allowed Claim shall no longer be deemed to be Allowed, and such Holder shall not be entitled to participate in any further distributions under the Plan in respect of such Claim.

      9.5.2 If a Cash distribution made pursuant to the Plan to any Holder of an Allowed Claim is returned to the Reorganized Debtors or the Unsecured Creditors Trustee, as the case may be, due to an incorrect or incomplete address for the Holder of such Allowed Claim, and no claim is made in writing to the Reorganized Debtors or the Unsecured Creditors Trustee, as the case may be, as to such distribution within ninety (90) days of the date such distribution was made, then the amount of Cash attributable to such distribution shall be deemed to be unclaimed, such Holder shall be deemed to have no further Claim in respect of such distribution, such Holder's Allowed Claim shall no longer be deemed to be Allowed, and such Holder shall not be entitled to participate in any further distributions under the Plan in respect of such Claim.

      9.5.3 Any unclaimed Cash distribution as described above originally sent by the Reorganized Debtors shall become the property of the Reorganized Debtors. Any unclaimed Cash distribution as described above originally sent by the Unsecured Creditors Trust shall be deposited with the Unsecured Creditors Trust for distribution as provided in Article 10.5 of the Plan.

      9.5.4 If a stock certificate for Reorganized Parent Common Stock distributed pursuant to the Plan is returned to the Reorganized Parent or the Unsecured Creditors Trustee or any transfer agent due to an incorrect or incomplete address for the recipient, and no claim is made in writing to the Reorganized Parent or the Unsecured Creditors Trustee or any transfer agent as to such stock certificate within ninety (90) days of the date such stock certificate was distributed, then the number of shares of Reorganized Parent Common Stock evidenced by such stock certificate shall be deemed to be unclaimed and such recipient shall be deemed to have no further rights in respect of such stock certificate or the shares of Reorganized Parent Common Stock evidenced thereby.

9.6 TRANSFER OF CLAIM.

      In the event that the Holder of any Claim shall transfer such Claim (or, in the case of a Class 11 Claim, a unit of beneficial interest in the Unsecured Creditors Trust) on and after the Effective Date, such Holder shall immediately advise the Reorganized Debtors or the Unsecured Creditors Trustee, as the case may be, in writing of such transfer and provide sufficient written evidence of such transfer. The Reorganized Debtors or the Unsecured Creditors Trustee, as the case may be, shall be entitled to assume that no transfer of any Claim has been made by any Holder unless and until the Reorganized Debtors or the Unsecured Creditors Trustee, as the case may be, shall have received written notice to the contrary. Each transferee of any Claim shall take such Claim subject to the provisions of the Plan and to any request made, waiver or consent given or other action taken

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

hereunder and, except as otherwise expressly provided in such notice, the Reorganized Debtors or the Unsecured Creditors Trustee, as the case may be, shall be entitled to assume conclusively that the transferee named in such notice shall thereafter be vested with all rights and powers of the transferor under the Plan.

9.7 ONE DISTRIBUTION PER HOLDER.

      If the Holder of a Claim holds more than one Claim in any one Class, all Claims of such Holder in such Class shall be aggregated and deemed to be one Claim for distribution purposes, and only one distribution shall be made with respect to the single aggregated Claim.

9.8 EFFECT OF PRE-CONFIRMATION DISTRIBUTIONS.

      Nothing in the Plan shall be deemed to entitle the Holder of a Claim that received, prior to the Effective Date, full or partial payment of such Holder's Claim, by way of settlement or otherwise, pursuant to an order of the Bankruptcy Court, provision of the Bankruptcy Code, or other means, to receive a duplicate payment in full or in part pursuant to the Plan; and all such full or partial payments shall be deemed to be payments made under the Plan for purposes of satisfying the obligations of the Reorganized Debtors or the Unsecured Creditors Trustee hereunder.

9.9 NO INTEREST ON CLAIMS OR EQUITY INTERESTS.

      Except as expressly stated in the Plan or otherwise Allowed by a Final Order of the Bankruptcy Court, no Holder of an Allowed Claim or an Allowed Equity Interest shall be entitled to the accrual of Postpetition interest or the payment of Postpetition interest, penalties, or late charges on account of such Allowed Claim or Allowed Equity Interest for any purpose. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim or Disputed Equity Interest in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest.

9.10 DETERMINATION OF VOTING AND DISTRIBUTION RIGHTS OF HOLDERS OF EQUITY INTERESTS.

      All proofs of Equity Interests filed by Holders of Equity Interests to evidence Equity Interests shall be deemed disallowed, and the stock register that is maintained by the Transfer Agent shall be deemed to constitute good and sufficient evidence of the existence, amount, and Holders of Equity Interests. At the close of business on the Record Date, the Transfer Agent's stock transfer ledgers regarding the Equity Interests shall close for the purpose of voting on and distribution under the Plan. Following the Record Date, there shall be no registration of or other changes in the Holders of Equity Interests on the books of the Transfer Agent, and none of the Debtors, the Reorganized Debtors, or the Transfer Agent shall have any obligation to recognize any transfer of Equity Interests occurring thereafter (but shall be entitled instead to recognize and deal with, for all purposes under the Plan, only those Holders of Equity Interests reflected on the books of the Transfer Agent as of the close of business on the Record Date). In the event that a dispute with respect to the voting or distribution

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rights of the Holder of any Equity Interest exists as of the Record Date, the
Debtors or any other party in interest may apply to the Bankruptcy Court for a determination of such dispute.

9.11 FRACTIONAL SHARES.

      The distribution of shares of Reorganized Parent Common Stock as provided in the Plan may mathematically entitle the recipient to a fractional share of Reorganized Parent Common Stock. Notwithstanding any provision in the Plan to the contrary, payments of fractions of shares of Reorganized Parent Common Stock will not be made and shall be deemed to be zero. No consideration (Cash or otherwise) shall be provided in lieu of fractional shares that are deemed to be zero.

9.12 TORT CLAIMS.

      Holders of Tort Claims shall receive treatment under the Plan as Class 11 Unsecured Claims to the extent of their Deductible Claims (unless waived by an order of the Bankruptcy Court), and they shall not be permitted to collect from or pursue any Insurance Coverage to the extent of such Deductible Claim. Their sole remedy for collection of their Deductible Claim shall be from the payments to be made to Holders of Class 11 Claims (unless waived by an order of the Bankruptcy Court). Holders of Tort Claims shall, however, be entitled to pursue Insurance Coverage to the extent of any Excess Tort Claim. Holders of Excess Tort Claims will effectively have bifurcated claims: the deductible portion will be treated as a Class 11 Claim (unless waived by an order of the Bankruptcy Court), and the portion in excess of the deductible may be collected from the Debtors' Insurance Coverage to the extent provided under the applicable Insurance Policy.

9.13 COMPLIANCE WITH TAX REQUIREMENTS.

      In connection with the Plan, the Reorganized Debtors and the Unsecured Creditors Trustee shall comply with all tax withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                                   ARTICLE 10
                            UNSECURED CREDITORS TRUST

10.1 APPOINTMENT OF UNSECURED CREDITORS TRUSTEE.

      The Unsecured Creditors Trustee for the Unsecured Creditors Trust shall be designated by the Creditors' Committee, subject to approval of the Bankruptcy Court and the consent of the Debtors. The Unsecured Creditors Trustee shall be independent of the Debtors and the Reorganized Debtors. The Creditors' Committee shall file a notice with the Bankruptcy Court on a date that is not less than ten (10) days prior to the Confirmation Hearing designating the Person who it has selected as Unsecured Creditors Trustee and seeking approval of such designation. The Person designated as

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Unsecured Creditors Trustee shall file an affidavit demonstrating that such
Person is disinterested as defined in Section 101(14) of the Bankruptcy Code. If approved by the Bankruptcy Court, the Person so designated shall become the Unsecured Creditors Trustee on the Effective Date. The Unsecured Creditors Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Unsecured Creditors Trust Agreement.

10.2 ESTABLISHMENT OF UNSECURED CREDITORS TRUST.

      On the Effective Date, the Unsecured Creditors Trustee and the Debtors shall enter into the Unsecured Creditors Trust Agreement. The Unsecured Creditors Trust Agreement shall establish the Unsecured Creditors Trust which shall be a distinct legal entity from the Debtors and the Reorganized Debtors, each of which shall have no liability whatsoever for any obligations of the Unsecured Creditors Trust pursuant to the Plan, the Unsecured Creditors Trust Agreement or otherwise, and is intended to qualify as a Qualified Settlement Fund pursuant to Internal Revenue Code Section 468B. By virtue of their execution of the Unsecured Creditors Trust Agreement, the Debtors shall transfer, assign and deliver all of their rights, title and interests in and to the Unsecured Creditors Trust Assets (including the Unsecured Creditors Trust Actions) to the Unsecured Creditors Trust. Upon the request of the Unsecured Creditors Trustee, the Debtors shall also execute and deliver such other documentation deemed reasonably necessary by the Unsecured Creditors Trustee or its counsel to assure the proper transfer, assignment and delivery of title to the Unsecured Creditors Trust Actions to the Unsecured Creditors Trust. The Confirmation Order shall also contain appropriate language transferring, assigning and delivering title to the Unsecured Creditors Trust Actions to the Unsecured Creditors Trust and shall further provide that such transfer, assignment and delivery shall be effective without further action by any party. Except as expressly provided in this Article 10.2 and elsewhere in the Plan, the Reorganized Debtors shall not have any obligation to contribute any funds or assets to the Unsecured Creditors Trust or the Unsecured Creditors Trustee.

10.3 IRREVOCABLE TRUST.

      Any and all funds or assets in the Unsecured Creditors Trust (including the Unsecured Creditors Trust Assets) shall be held in an irrevocable trust for distribution to the Holders of Allowed Unsecured Claims in Class 11. Such distributions shall be made in accordance with the procedures set forth in
Article 10.5 of the Plan and the terms of the Unsecured Creditors Trust Agreement, and the Confirmation Order shall contain appropriate language to that effect. Once funds or assets are deposited into the Unsecured Creditors Trust, they shall no longer be Property of the Debtors or the Reorganized Debtors or any other Person or Entity and none of the Debtors, the Reorganized Debtors or any other Person or Entity shall have any claim to said funds or assets. The Confirmation Order shall declare and provide that all funds or assets in the Unsecured Creditors Trust (including the Unsecured Creditors Trust Assets) shall
(a) be held in trust as set forth above, (b) not be Property of the Estate in this or any subsequent proceeding in which the Debtors or their successors or assigns may be a debtor under the Bankruptcy Code, and (c) be protected from, and not be subject to, the Claims of any Creditors of, or Holders of Equity Interests in, the Debtors or the claims of any creditor of the Reorganized Debtors. Notwithstanding anything to the contrary contained herein, Holders of Allowed Unsecured Convenience Claims and Holders of Allowed Class 13 Subordinated Securities Claims shall

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

not have any rights against or interests in the Unsecured Creditors Trust and the Unsecured Creditors Trust Assets.

10.4 CHANNELING INJUNCTION.

      On the Effective Date, all Unsecured Claims shall be automatically channeled, transferred and attached solely and exclusively to the Unsecured Creditors Trust, and the sole and exclusive right and remedy available to Unsecured Creditors shall be the entitlement, in accordance with the Plan and the Unsecured Creditors Trust Agreement, to (i) assert Unsecured Claims solely and exclusively against the Unsecured Creditors Trust and the Unsecured Creditors Trust Assets and (ii) receive the Unsecured Creditors Shares. The transfer to, vesting in and assumption by the Unsecured Creditors Trust of the Unsecured Creditors Trust Assets and the issuance of the Unsecured Creditors Shares, as contemplated in the Plan and the Unsecured Creditors Trust Agreement, shall, as of the Effective Date, discharge, release and extinguish all obligations and Liabilities of the Debtors and the Reorganized Debtors for and in respect of all Unsecured Claims. The Unsecured Creditors Trust shall assume sole responsibility and liability for all Unsecured Claims and such Unsecured Claims shall be paid from the Unsecured Creditors Trust Assets as described in this Article 10. The Confirmation Order shall contain appropriate language incorporating the foregoing and permanently enjoining any Holder of an Unsecured Claim from taking any action in violation of this Article 10.4. The entry of the Confirmation Order will act as a full and complete discharge of all Claims, Debts, Liabilities, and/or interests arising from, relating to or in connection with Unsecured Claims, except to the extent that the Unsecured Creditors Trust Agreement or the Plan provides a mechanism for the payment or resolution thereof.

10.5 CASH DISTRIBUTIONS FROM THE UNSECURED CREDITORS TRUST.

      Pursuant to the Unsecured Creditors Trust Agreement, each Holder of an Allowed Unsecured Claim in Class 11 shall receive, in exchange for such Holder's Allowed Unsecured Claim in Class 11, units which will thereafter represent the pro rata distribution such Holder is entitled to receive under the Plan. Each Holder of an Allowed Unsecured Claim in Class 11 shall receive, on the Distribution Date, a Cash distribution in the amount of such Holder's Pro Rata Share of the Unsecured Creditors Trust Assets; provided, however, that if such Holder's Unsecured Claim has been bifurcated into an Allowed Unsecured Claim and a Disputed Claim because the amount of the Claim specified on such Holder's Proof of Claim exceeds the amount of the corresponding Claim scheduled in the Schedules, then such Holder's Disputed Claim shall be deemed an Allowed Unsecured Claim for distribution purposes on such Distribution Date, unless the Unsecured Creditors Trustee files an objection to such Disputed Claim prior to the Distribution Date; and provided, further, however, if, on the Distribution Date, any Disputed Claims in Class 11 remain, then the Unsecured Creditors Trustee shall withhold from any such distribution the amount of funds that would be necessary to make the same proportionate distribution to the Holders of all Class 11 Claims which are Disputed Claims as if each such Disputed Claim were an Allowed Class 11 Claim. At such time that such Disputed Claim becomes an Allowed Class 11 Claim, the Holder of such Allowed Class 11 Claim shall receive the distribution to which such Holder is then entitled under the Plan. The Unsecured Creditors Trustee shall be entitled to make interim distributions under the Plan to the Holders of Allowed Class 11 Claims, provided that any such

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interim distribution shall total, in the aggregate, at least $100,000.
Distributions to Holders of Allowed Class 11 Claims shall be made at the addresses set forth in the Schedules or other records of the Debtors or the Unsecured Creditors Trustee at the time of the distribution.

10.6 DISTRIBUTION OF UNSECURED CREDITORS SHARES.

      As soon as reasonably practicable after the Effective Date, and subject to
Article 9.11 of the Plan, each Holder of an Allowed Unsecured Claim in Class 11 shall also receive, from the Reorganized Parent, such Holder's Pro Rata Share of the Unsecured Creditors Shares. The issuance and distribution of the Unsecured Creditors Shares to the Holders of Allowed Unsecured Claims in Class 11 shall be administered by the Unsecured Creditors Trustee and all expenses in connection therewith shall be borne by the Unsecured Creditors Trust.

10.7 DUTIES OF THE UNSECURED CREDITORS TRUSTEE.

      10.7.1 The Unsecured Creditors Trustee shall have the following duties under the Unsecured Creditors Trust Agreement:

            10.7.1.1 resolve any pending objections to Unsecured Claims, and file or otherwise assert any objections necessary or appropriate to resolve all Class 11 Disputed Claims;

            10.7.1.2 make any required distribution from the Unsecured Creditors Trust to the Holders of Allowed Unsecured Claims in Class 11, in accordance with the terms and provisions of the Plan and the Unsecured Creditors Trust Agreement;

            10.7.1.3 pursue, investigate, prosecute, compromise and otherwise resolve the Unsecured Creditors Trust Actions; and

            10.7.1.4 such other duties as may be set forth in the Unsecured Creditors Trust Agreement or elsewhere in the Plan.

The Unsecured Creditors Trust Agreement shall also provide for the Unsecured Creditors Trustee to perform duties commonly performed by, and have the powers commonly provided to, such trustees, as more specifically set forth in the Unsecured Creditors Trust Agreement, including, among other things, obtaining tax identification number(s) for the Unsecured Creditors Trust, preparing and filing appropriate federal and state tax returns for the Unsecured Creditors Trust, opening bank accounts for the Unsecured Creditors Trust, maintaining records pertaining to the pro rata interests of the Holders of Allowed Class 11 Claims in the Unsecured Creditors Trust, and retaining professionals to represent the interests of the Unsecured Creditors Trust. For purposes of performing all of the foregoing, as well as for purposes of prosecuting to conclusion objections to Unsecured Claims and Unsecured Creditors Trust Actions only, the Unsecured Creditors Trustee shall have hereunder the status of a representative of the Estate under 11 U.S.C. Section 1123(b)(3)(B). Until the Reorganization

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Cases are closed, the Unsecured Creditors Trustee shall submit any proposed actions or compromises to the Bankruptcy Court as required by the terms of the Unsecured Creditors Trust Agreement, upon notice to the Entities Entitled to Notice and such other parties as the Bankruptcy Court may direct. The United States Trustee shall not be required to supervise the Unsecured Creditors Trustee, but shall have standing to seek removal of the Unsecured Creditors Trustee.

10.8 EXPENSES OF THE UNSECURED CREDITORS TRUST.

      All costs and expenses associated with the administration of the Unsecured Creditors Trust (including the Unsecured Creditors Trust Expenses) shall be the sole responsibility of and paid by the Unsecured Creditors Trust. Under no circumstances shall any Unsecured Creditors Trust Expenses be an obligation of the Debtors or the Reorganized Debtors.

10.9 INVESTMENT OF FUNDS.

      The Unsecured Creditors Trustee shall invest the funds in the Unsecured Creditors Trust; provided, however, that the investment shall only be in United States government securities with a maturity date of 90 days or less, money market funds or other similar short-term liquid investments. Any and all interest earned on the funds in the Unsecured Creditors Trust shall be added to the principal amount of the funds in the Unsecured Creditors Trust and shall be available, together with the principal amount, for distributions in accordance with the provisions of this Article 10.

10.10 FEDERAL INCOME TAX TREATMENT.

      For federal income tax purposes, it is intended that the Unsecured Creditors Trust be classified as a liquidating trust under Section 301.7701-4 of the Procedure and Administration Regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries (i.e., Holders of Allowed Class 11 Unsecured Claims) be treated as if they had received a distribution of an undivided interest in the Unsecured Creditors Trust Assets and then contributed such interests to the Unsecured Creditors Trust.

10.11 TERMINATION OF UNSECURED CREDITORS TRUST.

      The Unsecured Creditors Trust shall terminate as provided in the Unsecured Creditors Trust Agreement.

                                   ARTICLE 11
                              CONDITIONS PRECEDENT

11.1 CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.

      The following are conditions precedent to Confirmation of the Plan that must be satisfied or may be waived in accordance with Article 11.3 of the Plan:

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      11.1.1 The Bankruptcy Court shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order in a manner consistent with the provisions of the Plan.

      11.1.2 The Debtors shall have received commitments for any financing required under the Plan, subject to customary closing conditions.

11.2 CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

      The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or may be waived in accordance with
Article 11.3 of the Plan:

      11.2.1 The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee on the Docket of the Reorganization Cases, and no stay of the Confirmation Order shall be in effect.

      11.2.2 The entry and effectiveness of all necessary orders by the Bankruptcy Court and any appellate court exercising jurisdiction over the Reorganization Cases, including an order (which may be the Confirmation Order) authorizing the assumption of the Chicago Purchase Option.

      11.2.3 All conditions precedent to the closing of the Exit Financing Facility shall have been satisfied or waived in accordance with the terms thereof.

      11.2.4 All conditions precedent to the closing of the Chicago Purchase Option Financing Facility shall have been satisfied or waived in accordance with the terms thereof.

      11.2.5 All conditions precedent to the funding obligations under the Plan Investment Agreement shall have been satisfied or waived in accordance with the terms thereof and the funding under the Plan Investment Agreement shall have occurred.

      11.2.6 Each Plan Document shall be in form and substance reasonably acceptable to the Debtors.

11.3 WAIVER OF CONDITIONS PRECEDENT TO CONFIRMATION OR THE EFFECTIVE DATE.

      The conditions set forth in Article 11.1 and Article 11.2 of the Plan may be waived, in whole or in part, by the Debtors, without any notice to the Bankruptcy Court and without a hearing, provided that the Debtors cannot waive the rights of the Creditors' Committee as set forth in Article 11.2.1. The failure to satisfy or waive any condition to Confirmation of the Plan or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors to exercise any of the foregoing rights shall not be

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deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                   ARTICLE 12
                  DISCHARGE, LIMITATION OF LIABILITY, RELEASE,
                             AND GENERAL INJUNCTION

12.1 REVESTING OF PROPERTY OF THE ESTATE IN THE REORGANIZED DEBTORS.

      On the Effective Date, except as otherwise expressly provided in the Plan, all Property of the Estate (including the Retained Causes of Action) shall revest in the respective Reorganized Debtors free and clear of any and all Liens, Debts, obligations, Claims, Cure Claims, Liabilities, Equity Interests, and all other interests of every kind and nature except the Permitted Encumbrances, and the Confirmation Order shall so provide. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of their respective Properties, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

12.2 DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS.

      Except as otherwise expressly provided in the Plan or in the Confirmation Order, the Confirmation Order shall operate as a discharge, pursuant to Section 1141(d) of the Bankruptcy Code, to the fullest extent permitted by applicable law, as of the Effective Date, of the Debtors and the Reorganized Debtors from any and all Debts of, Claims of any nature whatsoever against and Equity Interests in the Debtors that arose at any time prior to the Effective Date, including any and all Claims for principal and interest, whether accrued before, on or after the Petition Date. Except as otherwise expressly provided in the Plan or in the Confirmation Order, but without limiting the generality of the foregoing, on the Effective Date, the Debtors and the Reorganized Debtors, and their respective successors or assigns, shall be discharged from any Claim or Debt that arose prior to the Effective Date and from any and all Debts of the kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such Debt was filed pursuant to
Section 501 of the Bankruptcy Code, (b) a Claim based on such Debt is an Allowed Claim pursuant to Section 502 of the Bankruptcy Code, or (c) the Holder of a Claim based on such Debt has voted to accept the Plan. As of the Effective Date, except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons and Entities, including all Holders of a Claim or Equity Interest, shall be forever precluded and permanently enjoined to the fullest extent permitted by applicable law from asserting directly or indirectly against the Debtors or the Reorganized Debtors, or any of their respective successors and assigns, or the assets or Properties of any of them, any other or further Claims, Debts, rights, causes of action, remedies, Liabilities or Equity Interests based upon any act, omission, document, instrument, transaction, event, or other activity of any kind or nature that occurred prior to the Effective Date or that occurs in connection with implementation of the Plan, including any action or proceeding which may be brought pursuant to the Securities Act or the Exchange Act, and the Confirmation Order shall contain appropriate injunctive language to

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that effect. As of the Effective Date, Holders of cancelled Equity Interests shall have no rights arising from or relating to such Equity Interests, or the cancellation thereof, except as otherwise expressly provided in the Plan. In accordance with the foregoing, except as otherwise expressly provided in the Plan or in the Confirmation Order, the Confirmation Order shall be a judicial determination of the discharge or termination of all such Claims and other Debts and Liabilities against, or Equity Interests in, the Debtors, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors, at any time, to the extent that such judgment relates to a discharged or terminated Claim, Liability, Debt or Equity Interest. Notwithstanding the foregoing, the Reorganized Debtors shall remain obligated to make payments to Holders of Allowed Claims as required pursuant to the Plan.

12.3 EXCULPATION FROM LIABILITY.

      The Debtors, the Reorganized Debtors, their Affiliates, and their respective Postpetition directors, officers, employees, agents, representatives, and Professionals (acting in such capacity), Triax and the Creditors' Committee and its Professionals (acting in such capacity) shall neither have nor incur any liability whatsoever to any Person or Entity for any act taken or omitted to be taken in good faith in connection with or related to the formulation, preparation, dissemination, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, any Plan Document, the Ocala Purchase Agreement, the Exit Financing Facility, the Chicago Purchase Option Financing Facility, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan or the Reorganization Cases; provided, however, that this exculpation from liability provision shall not be applicable to any liability found by a court of competent jurisdiction to have resulted from fraud or the willful misconduct or gross negligence of any such party. The rights granted under this
Article 12.3 are cumulative with (and not restrictive of) any and all rights, remedies, and benefits that the Debtors, the Reorganized Debtors, the Creditors' Committee, and their respective agents have or obtain pursuant to any provision of the Bankruptcy Code or other applicable law. This exculpation from liability provision is an integral part of the Plan and is essential to its implementation.

12.4 RELEASE.

      On the Effective Date, the Debtors, the Reorganized Debtors, the Creditors' Committee, the Unsecured Creditors Trustee, and any and all Holders of Claims and Equity Interests shall release unconditionally and hereby are deemed to release unconditionally each of the Debtors' Postpetition officers and directors, the members of the Creditors' Committee, Triax, and the Professionals (collectively, the "Released Parties") from any and all claims, obligations, suits, judgments, damages, losses, rights, remedies, causes of action, charges, costs, debts, indebtedness, or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place between the Petition Date and the Effective Date, which is in any way relating to the Debtors, the Reorganization Cases, any assets or Property of the Debtors, the business or operations of the Debtors, the Ocala Purchase Agreement, the Exit Financing Facility, the Chicago Purchase Option Financing Facility, any Plan Documents, the Plan, or any of the transactions contemplated thereby;

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provided, however, that this release provision shall not be applicable to any liability found by a court of competent jurisdiction to have resulted from fraud or the willful misconduct or gross negligence of any such party. With respect to Professionals, the foregoing exclusion from this release provision shall also include claims of professional negligence arising from the services provided by such Professionals during the Reorganization Cases. Any such claims shall be governed by the standard of care otherwise applicable to the standard of negligence claims outside of bankruptcy. The Confirmation Order shall enjoin the prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any such claim, obligation, suit, judgment, damage, loss, right, remedy, cause of action, charge, cost, debt, indebtedness, or liability which arose or accrued during such period or was or could have been asserted against any of the Released Parties, except as otherwise provided in the Plan or in the Confirmation Order. Each of the Released Parties shall have the right to independently seek enforcement of this release provision. This release provision is an integral part of the Plan and is essential to its implementation. Notwithstanding anything to the contrary contained herein, this release provision shall not release any of the officers and directors of the Debtors with respect to events occurring prior to the Petition Date.

12.5 GENERAL INJUNCTION.

      PURSUANT TO SECTIONS 105, 1123, 1129 AND 1141 OF THE BANKRUPTCY CODE, IN ORDER TO PRESERVE AND IMPLEMENT THE VARIOUS TRANSACTIONS CONTEMPLATED BY AND PROVIDED FOR IN THE PLAN, AS OF THE EFFECTIVE DATE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM, DEBT, LIABILITY OR EQUITY INTEREST THAT IS DISCHARGED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN ARE AND SHALL BE PERMANENTLY ENJOINED AND FOREVER BARRED TO THE FULLEST EXTENT PERMITTED BY LAW FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED OR TERMINATED CLAIMS, DEBTS, LIABILITIES, OR EQUITY INTERESTS, OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHTS OR OBLIGATIONS UNDER THE PLAN OR THE PLAN DOCUMENTS: (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTIES OR THE UNSECURED CREDITORS TRUST; (b) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTIES; (c) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTIES;
(d) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS OR THE REORGANIZED DEBTORS;
(e) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE CONFIRMATION ORDER; OR (f) INTERFERING WITH OR IN ANY MANNER WHATSOEVER DISTURBING THE RIGHTS AND REMEDIES OF THE DEBTORS OR THE REORGANIZED DEBTORS UNDER THE EXIT FINANCING FACILITY OR THE CHICAGO PURCHASE OPTION FINANCING FACILITY AND THE DOCUMENTS EXECUTED IN CONNECTION THEREWITH. THE DEBTORS AND THE REORGANIZED DEBTORS SHALL HAVE THE RIGHT TO INDEPENDENTLY SEEK ENFORCEMENT OF THIS GENERAL INJUNCTION PROVISION. THIS GENERAL INJUNCTION PROVISION IS AN INTEGRAL PART OF THE PLAN AND IS ESSENTIAL TO ITS IMPLEMENTATION.

12.6 TERM OF CERTAIN INJUNCTIONS AND AUTOMATIC STAY.

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      12.6.1 All injunctions or automatic stays provided for in the
Reorganization Cases pursuant to Sections 105, 362 or other applicable provisions of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

      12.6.2 With respect to all lawsuits pending in courts in any jurisdiction (other than the Bankruptcy Court) that seek to establish the Debtors' liability on Prepetition Claims asserted therein and that are stayed pursuant to Section 362 of the Bankruptcy Code, such lawsuits shall be deemed dismissed as of the Effective Date, unless the Debtors with respect to Claims to be satisfied by them, or the Unsecured Creditors Trustee with respect to Claims to be satisfied by it, elect to have the Debtors' liability established by such other courts, and any pending motions seeking relief from the automatic stay for purposes of continuing any such lawsuits in such other courts shall be deemed denied as of the Effective Date, and the automatic stay shall continue in effect, unless the Debtors or the Unsecured Creditors Trustee, as the case may be, elect to have the automatic stay lifted and to have the Debtors' liability established by such other courts; and the Prepetition Claims at issue in such lawsuits shall be determined and either Allowed or disallowed in whole or part by the Bankruptcy Court pursuant to the applicable provisions of the Plan, unless otherwise elected by the Debtors or the Unsecured Creditors Trustee, as the case may be, as provided herein.

      12.6.3 Any preliminary or permanent injunction entered by the Bankruptcy Court shall continue in full force and effect following the Confirmation Date and the Final Decree Date, unless otherwise ordered by the Bankruptcy Court.

12.7 NO LIABILITY FOR TAX CLAIMS.

      Unless a taxing Governmental Authority has asserted a Claim against the Debtors before the Bar Date or Administrative Expense Claims Bar Date established therefor, no Claim of such Governmental Authority shall be Allowed against the Debtors, the Reorganized Debtors or the Unsecured Creditors Trust for taxes, penalties, interest, additions to tax or other charges arising out of
(i) the failure, if any, of the Debtors, any of their Affiliates, or any other Person or Entity to have paid tax or to have filed any tax return (including any income tax return or franchise tax return) in or for any prior year or period or
(ii) an audit of any return for a period before the Petition Date.

12.8 REGULATORY OR ENFORCEMENT ACTIONS.

      Nothing in this Plan shall restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action against the Debtors, the Reorganized Debtors, their Affiliates, or their respective successors or assigns; provided, however, that any such agency may not pursue any action or proceeding of any type to recover monetary claims, damages or penalties against the Debtors, the Reorganized Debtors, their Affiliates, or their respective successors or assigns, for an act or omission occurring prior to the Effective Date, including any such action or proceeding which may be brought pursuant to the Securities Act or the Exchange Act.

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12.9 INDEMNIFICATION OBLIGATIONS.

      All Indemnification Rights shall be released on and as of the Effective Date except as otherwise expressly provided in the Plan or in any Plan Document.

                                   ARTICLE 13
                            RETENTION OF JURISDICTION

13.1 GENERAL RETENTION.

      Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, until the Reorganization Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction of the Reorganization Cases that is permitted by applicable law, including that necessary to ensure that the purposes and intent of the Plan are carried out; provided, however, that each Plan Document shall be governed by the jurisdiction provision set forth in such Plan Document.

13.2 SPECIFIC PURPOSES.

      In addition to the general retention of jurisdiction set forth in Article 13.1, after Confirmation of the Plan and until the Reorganization Cases are closed, the Bankruptcy Court shall retain jurisdiction of the Reorganization Cases for the following specific purposes:

      13.2.1 to allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any application for an Administrative Expense Claim, and to determine any and all objections to the allowance or priority of Claims or Equity Interests;

      13.2.2 to determine any and all cases, controversies, suits or disputes arising under or relating to the Reorganization Cases, the Plan or the Confirmation Order (including regarding the effect of any release, discharge, limitation of liability, or injunction provisions provided for herein or affected hereby and regarding whether the conditions to the consummation and/or Effective Date of the Plan have been satisfied);

      13.2.3 to determine any and all applications for allowance of compensation of Professionals and reimbursement of expenses under Section 330, 331 or 503(b) of the Bankruptcy Code arising out of or relating to the Reorganization Cases or the pursuit of the Unsecured Creditors Trust Actions; provided, however, that this retention of jurisdiction shall not require prior Bankruptcy Court approval of the payment of fees and reimbursement of expenses of Professionals after Confirmation of the Plan unless an objection to such fees and expenses has been made by the Reorganized Debtors;

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      13.2.4 to determine any and all motions pending as of the date of the
Confirmation Hearing (including pursuant to the Plan) for the rejection, assumption or assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to determine the allowance of any Claims resulting from the rejection thereof or any amount necessary to cure defaults in any assumed and/or assigned executory contracts or unexpired leases, including Cure Claims;

      13.2.5 to determine any and all motions, applications, adversary proceedings, contested or litigated matters, Unsecured Creditors Trust Actions, Retained Causes of Action, and any other matters involving the Debtors or the Reorganized Debtors or the Unsecured Creditors Trust commenced in connection with, or arising during, the Reorganization Cases and pending on the Effective Date, including approval of proposed settlements thereof;

      13.2.6 to enforce, interpret and administer the terms and provisions of the Plan and the Plan Documents;

      13.2.7 to modify any provisions of the Plan to the fullest extent permitted by the Bankruptcy Code and the Bankruptcy Rules;

      13.2.8 to consider and act on the compromise and settlement of any Claim against or Equity Interest in the Debtors or the Estate;

      13.2.9 to assure the performance by each of the Reorganized Debtors and the Unsecured Creditors Trustee of their respective obligations to make distributions under the Plan;

      13.2.10 to correct any defect, cure any omission, reconcile any inconsistency or make any other necessary changes or modifications in or to the Disclosure Statement, the Plan, the Plan Documents, the Confirmation Order, or any exhibits or schedules to the foregoing, as may be necessary or appropriate to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan in the event the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

      13.2.11 to resolve any disputes concerning any release of or limitation of liability as to a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;

      13.2.12 to enforce all orders, judgments, injunctions and rulings entered in connection with the Reorganization Cases;

      13.2.13 to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, including the Plan Documents;

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      13.2.14 to review and approve any sale or transfer of assets or Property by the Debtors or the Reorganized Debtors, including prior to or after the date of the Plan, and to determine all questions and disputes regarding such sales or transfers;

      13.2.15 to determine all questions and disputes regarding title to the assets of the Debtors, the Estate, the Reorganized Debtors, or the Unsecured Creditors Trust;

      13.2.16 to determine any motions or contested matters relating to the Unsecured Creditors Trust Actions and the Retained Causes of Action, whether brought before or after the Effective Date;

      13.2.17 to determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits and similar or related matters with respect to the Debtors arising on or prior to the Effective Date or arising on account of transactions contemplated by the Plan;

      13.2.18 to resolve any determinations which may be requested by the Debtors or the Reorganized Debtors of any unpaid or potential tax liability or any matters relating thereto under Sections 505 and 1146(d) of the Bankruptcy Code, including tax liability or such related matters for any taxable year or portion thereof ending on or before the Effective Date;

      13.2.19 to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

      13.2.20 to enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

      13.2.21 to determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or the Plan Documents;

      13.2.22 to enter such orders as are necessary to implement and enforce the injunctions described herein;

      13.2.23 to enforce the obligations of any purchaser of any assets of the Debtors;

      13.2.24 to administer the Unsecured Creditors Trust and to determine all questions or disputes with respect to the Unsecured Creditors Trust, the funding of the Unsecured Creditors Trust, and distributions therefrom;

      13.2.25 to determine, to the greatest extent permitted by applicable law, all issues pertaining to the Insurance Policies and the D&O Policy and any other policies of insurance maintained by or inuring to the benefit of the Debtors, including approval of compromises related to such policies;

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

      13.2.26 to enter an order on any motion filed by the Debtors to seek substantive consolidation of some or all of the Debtors;

      13.2.27 to adjudicate any and all disputes arising from or relating to the distribution of the Reorganized Parent Common Stock;

      13.2.28 to determine such other matters and for such other purposes as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law; and

      13.2.29 to enter an order concluding and terminating the Reorganization Cases.

13.3 CLOSING OF THE REORGANIZATION CASES.

      In addition to the retention of jurisdiction set forth in Articles 13.1 and 13.2, the Bankruptcy Court shall retain jurisdiction of the Reorganization Cases to enter an order reopening the Reorganization Cases after they have been closed.

                                   ARTICLE 14
              MODIFICATION OF PLAN AND CONFIRMATION OVER OBJECTIONS

14.1 MODIFICATION OF PLAN.

      14.1.1 The Debtors may modify the Plan at any time prior to the entry of the Confirmation Order provided that the Plan, as modified, and the Disclosure Statement meet applicable Bankruptcy Code and Bankruptcy Rules requirements.

      14.1.2 After the entry of the Confirmation Order, the Debtors or the Reorganized Debtors (as the case may be) may modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that (a) the Debtors or the Reorganized Debtors (as the case may be) obtain Bankruptcy Court approval for such modification, after notice and a hearing, and (b) such modification does not materially adversely affect the interests, rights, or treatment of any Class of Claims or Equity Interests under the Plan.

      14.1.3 After the Confirmation Date and before substantial consummation of the Plan, the Debtors or the Reorganized Debtors (as the case may be) may modify the Plan in a way that materially adversely affects the interests, rights, or treatment of a Class of Claims or Equity Interests, provided that (a) the Plan, as modified, meets applicable Bankruptcy Code requirements; (b) the Debtors or the Reorganized Debtors (as the case may be) obtain Bankruptcy Court approval for such modification, after notice and a hearing; (c) such modification is accepted by at least two-thirds in dollar amount, and more than one-half in number, of Allowed Claims or by at least two-thirds in amount of Allowed Equity Interests voting in each Class adversely affected by such modification;

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and (d) the Debtors or the Reorganized Debtors (as the case may be) comply with
Section 1125 of the Bankruptcy Code with respect to the Plan, as modified.

      14.1.4 Notwithstanding anything to the contrary contained herein, the Plan may not be altered, amended or modified without the written consent of the Debtors or the Reorganized Debtors (as the case may be).

14.2 CONFIRMATION OVER OBJECTIONS.

      In the event any Impaired Class of Claims or Equity Interests votes against the Plan, and the Plan is not revoked or withdrawn in accordance with
Article 15.2, the Debtors hereby request, and shall be allowed, to modify the terms of the Plan to effect a "cramdown" on such dissenting Class by (a) restructuring the treatment of any Class on terms consistent with Section 1129(b)(2)(B) of the Bankruptcy Code, or (b) deleting distributions to all Classes at or below the level of the objecting Class, or reallocating such distributions, until such impaired senior Classes are paid in accordance with the absolute priority rule of Section 1129(b) of the Bankruptcy Code. The Debtors may make such modifications or amendments to the Plan and such modifications or amendments shall be filed with the Bankruptcy Court and served on all parties in interest entitled to receive notice prior to the Confirmation Hearing. No such modifications shall require any resolicitation of acceptances as to the Plan by any Class of Claims or Equity Interests unless the Bankruptcy Court shall require otherwise. Notwithstanding any provision of the Plan to the contrary, the Debtors reserve any and all rights they may have to challenge the validity, perfection, priority, scope and extent of any Liens in respect to any Secured Claims and the amount of any Secured Claims, the Holders of which have not accepted the Plan.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

15.1 NO ADMISSIONS.

      The Plan provides for the resolution, settlement and compromise of Claims against and Equity Interests in the Debtors. Nothing herein shall be construed to be an admission of any fact or otherwise binding upon the Debtors in any manner prior to the Effective Date.

15.2 REVOCATION OR WITHDRAWAL OF THE PLAN.

      The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation of the Plan does not occur, then the Plan shall be deemed null and void in all respects and nothing contained in the Plan shall be deemed to (a) constitute a waiver or release of any Claims against, or Equity Interests in, the Debtors or any other Person, or (b) prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors.

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15.3 DISSOLUTION OF CREDITORS' COMMITTEE.

      The Creditors' Committee shall continue in existence until the Effective Date, at which time it shall be automatically dissolved without any further action by any party.

15.4 STANDARD FOR APPROVAL OF THE BANKRUPTCY COURT.

      In the event any of the matters described herein are brought for approval before the Bankruptcy Court, then any such approval shall mean the entry of an order by the Bankruptcy Court approving the matter using the standards for approval of similar matters by a Chapter 11 debtor in possession.

15.5 FURTHER ASSURANCES.

      The Debtors or the Reorganized Debtors (as the case may be) agree, and are hereby authorized, to execute and deliver any and all papers, documents, contracts, agreements and instruments which may be necessary to carry out and implement the terms and conditions of the Plan.

15.6 HEADINGS.

      The headings and table of contents used in the Plan are for convenience and reference only and shall not constitute a part of the Plan for any other purpose or in any manner affect the construction of the provisions of the Plan.

15.7 NOTICES.

      15.7.1 All notices, requests or other documents in connection with, or required to be served by, the Plan shall be in writing and shall be sent by first class United States mail, postage prepaid, or by overnight delivery by a recognized courier service, to:

            If to the Debtors or the Reorganized Debtors:

                 U.S. Plastic Lumber Corp.
                 2600 W. Roosevelt Road
                 Chicago, Illinois 60608
                 ATTN: Bruce Disbrow, Chief Executive Officer

                 with a mandatory copy to:

                       Charles A. Postler, Esq.
                       Stichter, Riedel, Blain & Prosser, P.A.
                       110 Madison Street, Suite 200
                       Tampa, Florida 33602

            If to the Creditors' Committee:

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

                       Michael Seese, Esq.
                       Kluger, Peretz, Kaplan & Berlin, P.L.
                       Miami Center, Seventeenth Floor
                       201 South Biscayne Boulevard
                       Miami, Florida 33131

      15.7.2 Copies of all notices under the Plan to any party shall be given to the Debtors or the Reorganized Debtors (as the case may be), the Creditors' Committee, and the Unsecured Creditors Trustee contemporaneously with the giving of notice to such party.

      15.7.3 Any Entity may change the person or address to whom or to which notices are to be given hereunder by filing a written instrument to that effect with the Bankruptcy Court and serving same on the parties set forth in Article
15.7.1 above.

      15.7.4 Notwithstanding anything to the contrary contained in the Plan, no notice shall be required hereunder to the Creditors' Committee if it is no longer in existence.

15.8 GOVERNING LAW.

      Except to the extent that federal law (including the Bankruptcy Code or the Bankruptcy Rules) is applicable, or where the Plan or the provision of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

15.9 LIMITATION ON ALLOWANCE.

      No attorneys' fees, punitive damages, penalties, exemplary damages, or interest shall be paid with respect to any Claim or Equity Interest except as otherwise specified in the Plan or as Allowed by a Final Order of the Bankruptcy Court.

15.10 ESTIMATED CLAIMS.

      To the extent any Claim is estimated for any purpose other than for voting on the Plan, then in no event shall such Claim be Allowed in an amount greater than the estimated amount.

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15.11 CONSENT TO JURISDICTION.

      Upon any default under the Plan, the Debtors, the Reorganized Debtors and the Unsecured Creditors Trust consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to any such default.

      By accepting any distribution or payment under or in connection with the Plan, by filing any Proof of Claim, by filing any Administrative Expense Claim (including any Cure Claim), by voting on the Plan, or by entering an appearance in the Reorganization Cases, all Creditors, Holders of Equity Interests and other parties in interest, including foreign Creditors and foreign parties in interest, have consented, and shall be deemed to have expressly consented, to the jurisdiction of the Bankruptcy Court for all purposes with respect to any and all matters relating to, arising under or in connection with the Plan or the Reorganization Cases, including the matters and purposes set forth in Article 13 of the Plan. The Bankruptcy Court shall maintain jurisdiction to the fullest extent allowed under applicable law over all matters set forth in Article 13 of the Plan.

15.12 SETOFFS.

      Subject to the limitations provided in Section 553 of the Bankruptcy Code, the Reorganized Debtors or the Unsecured Creditors Trustee, as the case may be, may, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors or the Unsecured Creditors Trustee, as the case may be, of any such claim that the Debtors may have against the Holder of such Claim.

15.13 SUCCESSORS AND ASSIGNS.

      The rights, benefits, duties and obligations of any Person or Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

15.14 MODIFICATION OF PAYMENT TERMS.

      The Reorganized Debtors and the Unsecured Creditors Trustee reserve the right to modify the treatment of any Allowed Claim, as provided in Section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date, upon the consent of the Holder of such Allowed Claim.

15.15 ENTIRE AGREEMENT.

      The Plan and the Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Person or Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by such Person or Entity in writing.

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15.16 SEVERABILITY OF PLAN PROVISIONS.

      If, prior to Confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter or interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term or provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable.

15.17 CONFIRMATION ORDER AND PLAN CONTROL.

      To the extent the Confirmation Order or the Plan is inconsistent with the Disclosure Statement or any agreement entered into between the Debtors or the Reorganized Debtors and any third party, unless otherwise expressly provided in the Plan or the Confirmation Order, the Plan controls over the Disclosure Statement and any such agreement, and the Confirmation Order (and any other Final Orders of the Bankruptcy Court) shall be construed together and consistent with the terms of the Plan.

15.18 PLAN SUPPLEMENT.

      The Plan Documents shall be contained in the Plan Supplement and filed with the Bankruptcy Court and posted at www.srbp.com at least five (5) days prior to the last day upon which Holders of Allowed Claims and Allowed Equity Interests may vote to accept or reject the Plan; provided, however, that the Debtors may amend the Plan Supplement through and including the Confirmation Date. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the Clerk's Office during normal business hours, may be obtained from the Bankruptcy Court's copying service upon the payment of the appropriate charges, or may be obtained from the Debtors' counsel's website at www.srbp.com.

15.19 COMPUTATION OF TIME.

      In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

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Dated as of May 23, 2005       Respectfully submitted,

                               U.S. PLASTIC LUMBER CORP.

                               By: /s/ Steve Spitzer
                                   ---------------------------------------------
                                   Steve Spitzer, Assistant Secretary

                               U.S. PLASTIC LUMBER LTD.

                               By: /s/ Steve Spitzer
                                   ---------------------------------------------
                                   Steve Spitzer, Assistant Secretary

                               THE EAGLEBROOK GROUP, INC.

                               By: /s/ Steve Spitzer
                                   ---------------------------------------------
                                   Steve Spitzer, Assistant Secretary

                               U.S. PLASTIC LUMBER FINANCE CORPORATION

                               By: /s/ Steve Spitzer
                                   ---------------------------------------------
                                   Steve Spitzer, Assistant Secretary

                               U.S. PLASTIC LUMBER IP CORPORATION

                               By: /s/ Steve Spitzer
                                   ---------------------------------------------
                                   Steve Spitzer, Assistant Secretary

      I HEREBY CERTIFY that the undersigned attorney is appearing pro hac vice in this matter pursuant to court order dated July 30, 2004.

                               /s/ Charles A. Postler
                               -------------------------------------------------
                               Charles A. Postler, Esq. (Florida Bar No. 455318) STICHTER, RIEDEL, BLAIN & PROSSER, P.A.
                               110 East Madison Street, Suite 200
                               Tampa, Florida 33602
                               PH  (813) 229-0144
                               FAX (813) 229-1811
                               Counsel for Debtors and Debtors in Possession

      I HEREBY CERTIFY that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this Court set forth in Local Rule 2090-1(A).

                                /s/ Lisa M. Schiller
                                ------------------------------------------------
                                Lisa M. Schiller, Esq. (Florida Bar No. 984426) RICE PUGATCH ROBINSON & SCHILLER, P.A.
                                848 Brickell Avenue, Suite 1100
                                Miami, Florida  33131
                                PH  (305) 379-3121
                                FAX (305) 379-4119
                                Co-Counsel for Debtors and Debtors in Possession

                                    EXHIBIT A

                                ASSUMED CONTRACTS

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT B

          CHICAGO PURCHASE OPTION FINANCING FACILITY COMMITMENT LETTER

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT C

                             CIT RETAINED EQUIPMENT

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT D

                    EXIT FINANCING FACILITY COMMITMENT LETTER

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT E

                             HSBC RETAINED EQUIPMENT

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT F

                            PLAN INVESTMENT AGREEMENT

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT G

                               REJECTED CONTRACTS

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT H

                            REORGANIZED PARENT BYLAWS

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT I

                           REORGANIZED PARENT CHARTER

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT J

                      REORGANIZED PARENT STOCK OPTION PLAN

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT K

                           SIEMENS RETAINED EQUIPMENT

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT L

                       UNSECURED CREDITORS TRUST AGREEMENT

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan

                                    EXHIBIT M

              PRO FORMA RECAPITALIZATION OF THE REORGANIZED PARENT

      To be filed with the Plan Supplement in accordance with Article 15.18 of the Plan